                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                               -------------------

                                FORM 8-K/A No. 3

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date or Report (Date of earliest event reported): April 17, 1996

                         COEUR D'ALENE MINES CORPORATION
             (Exact name of registrant as specified in its charter)

                Idaho                    1-8641        82-0109423
   -------------------------------    -----------   ----------------
   (State or other jurisdiction of    (Commission   (I.R.S. Employer
    incorporation or organization)    File Number)  Identification No.)

                505 Front Ave., P. O. Box "I"
                    Coeur d'Alene, Idaho              83816
                    ---------------------          ----------
                    (Address of principal          (Zip Code)
                     Executive Offices)

      Registrant's telephone number, including area code:  (208) 667-3511

      The undersigned registrant hereby amends the following items, financial statement, exhibits or other portions of its Current Report on Form 8-K, filed on April 30, 1996, as set forth in the pages attached hereto:

        Item 7(a) - Financial Statements of Business Acquired

        Item 7(b) - Pro Forma Financial Information

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereto duly authorized.

                                    COEUR D'ALENE MINES CORPORATION


                                    By: /s/ JAMES A. SABALA
                                       -------------------------------
                                        James A. Sabala
                                    Senior Vice President and
                                    Chief Financial Officer

      Date:  February 23, 1998

       The current Report on Form 8-K of Coeur d'Alene Mines Corporation ("Coeur") dated April 17, 1996 and filed on April 30, 1996, reported Coeur's acquisition of shares of Gasgoyne Gold Mines N.L., an Australian gold mining company ("Gasgoyne"). Amendment No. 2 to the Form 8-K, which was filed on July 1, 1996, set forth the historical financial statements of Gasgoyne called for by
Item 7(a) of Form 8-K and Rule 3-05 of Regulation S-X, and the pro forma financial information required under Item 7(b) of Form 8-K and Article 11 of Regulation S-X. The purpose of this amendment is to revise certain of such historical financial statements and pro forma financial information.

Item 7.        Financial Statements, Pro Forma Financial Information and
Exhibits.


        (a)    Financial Statements of Business Acquired.

        The following lists the historical financial statements, set forth in Australian dollars, of Gasgoyne attached hereto:


                                                                        Page(s)
                                                                        -------
        Audited consolidated balance sheet as of June 30, 1995, and
          June 30, 1994,. . . . .. . . . . . . . . . . . . . . . . .       4

        Audited consolidated profit and loss account for the years
          ended June 30, 1995, and June 30, 1994 . . . . . . . . . .       5

        Audited consolidated cash flow statement for the years ended
          June 30, 1995 and June 1994. . . . . . . . . . . . . . . .       6

        Notes to consolidated financial statements for year ended
          June 30, 1995. . . . . . . . . . . . . . . . . . . . . . .      7-32

        Independent audit report for the year ended June 30, 1995. .      33

        Audited consolidated balance sheet as of June 30, 1994, and
          June 30, 1993,. . . . .. . . . . . . . . . . . . . . . .        34

        Audited consolidated profit and loss statement for the years
          ended June 30, 1994 and June 30, 1993 . . . . . . . . .         35

        Audited consolidated cash flow statement for the years ended
          June 30, 1994 and June 30, 1993 . . . . . . . . . . . .         36

        Notes to consolidated financial statements for year ended
          June 30, 1994. . . . . . . . . . . . . . . . . . . . . . .      37-59

        Independent audit report for the years ended June 30, 1994
          and June 30, 1993. . . . . . . . . . . . . . . . . . . . .      60

                                                                        Page(s)
                                                                        -------
        Unaudited consolidated balance sheet as of March 31, 1996 . .     61

        Unaudited consolidated profit and loss accounts for the nine
          months ended March 31, 1996, and March 31, 1995 . . . . . .     62

        Unaudited consolidated condensed cash flow statement for the
          nine months ended March 31, 1996 and March 31, 1995 . . . .     63

        Note to unaudited consolidated financial statements for the
          nine months ended March 31, 1996 . . . . . . . .  . . . . .     64-68


(b)     Pro Forma Financial Information.

        The following lists the unaudited pro forma financial information , set forth in U.S. dollars, attached hereto:

                                                                        Page(s)
                                                                        -------

        Unaudited pro forma consolidated balance sheet as of
          March 31, 1996. . . . . . . . . . . . . . . . . . . . . . .     70-71

        Unaudited pro forma consolidated statement of operations for
          the three months ended March 31, 1996 . . . . . . . . . . .      72

        Unaudited pro forma consolidated statement of operations for
          the  year ended December 31, 1995. . . . . . . . .. . . . .      73

        Notes to unaudited pro forma consolidated financial
          statements. . . . . . . . . . . . . . . . . . . . . . .  .      74-75


        (c)    Exhibits.

               None.

B A L A N C E  S H E E T S


AS AT 30 JUNE 1995
                                                                   ECONOMIC ENTITY                     COMPANY
                                                            ---------------------------       ---------------------------
                                                  Notes       1995              1994            1995               1994
                                                                $                 $               $                  $
                                                            ----------       ----------       ----------       ----------
CURRENT ASSETS
Cash                                                        11,729,852       12,174,918        3,096,156        2,327,685
Receivables                                         5          485,760          105,527          247,097          113,679
Investments                                         6          894,298           93,792          894,298           93,792
Inventories                                         7        3,837,518        1,789,217        3,837,518        1,789,217
Other                                               8          710,450        1,605,567          692,390        1,604,853
                                                            ----------       ----------       ----------       ----------

TOTAL CURRENT ASSETS                                        17,657,878       15,769,021        8,767,459        5,929,226
                                                            ----------       ----------       ----------       ----------

NON-CURRENT ASSETS
Receivables                                         9        2,195,295               --        2,195,295
Investments                                        10           30,010               10        2,010,058        1,851,661
Property, plant and equipment                      11        3,374,626        3,011,607        3,181,556        2,993,806
Intangibles                                        12          542,893          827,221           79,431          166,082
Other                                              13       15,869,346       10,097,303       14,374,635        9,588,455
                                                            ----------       ----------       ----------       ----------

TOTAL NON-CURRENT ASSETS                                    22,012,170       13,936,141       21,840,975       14,600,004
                                                            ----------       ----------       ----------       ----------

TOTAL ASSETS                                                39,670,048       29,705,162       30,608,434       20,529,230
                                                            ----------       ----------       ----------       ----------

CURRENT LIABILITIES
Creditors and borrowings                           14        2,803,636        2,196,515        2,659,410        2,117,436
Provisions                                         15        7,878,610        4,464,814        7,878,610        4,464,814
Other                                              16          277,304          331,112          277,304          331,112
                                                            ----------       ----------       ----------       ----------

TOTAL CURRENT LIABILITIES                                   10,959,550        6,992,441       10,815,324        6,913,362
                                                            ----------       ----------       ----------       ----------

NON-CURRENT LIABILITIES
Creditors and borrowings                           17           67,651           68,626           67,651           68,626
Provisions                                         18        1,787,135        2,084,463        2,079,150        2,471,500
Other                                              19          134,255          584,572          134,255          584,572
                                                            ----------       ----------       ----------       ----------

TOTAL NON-CURRENT LIABILITIES                                1,989,041        2,737,661        2,281,056        3,124,698
                                                            ----------       ----------       ----------       ----------

TOTAL LIABILITIES                                           12,948,591        9,730,102       13,096,380       10,038,060
                                                            ----------       ----------       ----------       ----------

NET ASSETS                                                  26,721,457       19,975,060       17,512,054       10,491,170
                                                            ==========       ==========       ==========       ==========

SHAREHOLDERS' EQUITY
Share capital                                      20        7,677,548        6,762,572        4,997,035        4,082,059
Reserves                                           21        2,620,449          303,500        2,620,449          303,500
Retained profits                                             9,071,348        5,216,974        9,894,570        6,105,611
                                                            ----------       ----------       ----------       ----------

Shareholders' equity attributable to
members of the chief entity                                 19,369,345       12,283,046       17,512,054       10,491,170

Outside equity interests in
controlled entity                                  22        7,352,112        7,692,014               --               --
                                                            ----------       ----------       ----------       ----------

TOTAL SHAREHOLDERS' EQUITY                                  26,721,457       19,975,060       17,512,054       10,491,170
                                                            ==========       ==========       ==========       ==========

The above balance sheets should be read in conjunction with the accompanying notes

P R O F I T  A N D  L O S S  A C C O U N T S


FOR THE YEAR ENDED 30 JUNE I995
                                                                ECONOMIC ENTITY                          COMPANY
                                                         ------------------------------       -----------------------------
                                              NOTES         1995               1994              1995               1994
                                                              $                  $                 $                  $
                                                         -----------        -----------       -----------       -----------
Operating Revenue                               2         33,397,785         23,918,760        32,753,843        24,984,725
                                                         -----------        -----------       -----------       -----------

Operating profit before
income tax                                      3         13,405,097          8,067,211        13,451,530         9,390,102

Income tax attributable to
operating profit                                4          4,733,949          2,758,996         4,638,927         3,146,033
                                                         -----------        -----------       -----------       -----------

Operating profit after income tax                          8,671,148          5,308,215         8,812,603         6,244,069

Outside equity interests in operating
profit after income tax                                     (206,870)           (47,217)               --                --
                                                         -----------        -----------       -----------       -----------

Operating profit after income tax
attributable to members of the chief entity                8,878,018          5,355,432         8,812,603         6,244,069

Retained profits at the
beginning of the financial year                            5,216,974          3,035,784         6,105,611         3,035,784
                                                         -----------        -----------       -----------       -----------

Total available for appropriation                         14,094,992          8,391,216        14,918,214         9,279,853

Dividends provided for or paid                 31          5,023,644          3,174,242         5,023,644         3,174,242
                                                         -----------        -----------       -----------       -----------

Retained profits at the end of the
financial year                                             9,071,348          5,216,974         9,894,570         6,105,611
                                                         ===========        ===========       ===========       ===========


The above profit and loss accounts should be read in conjunction with the accompanying notes.

S T A T E M E N T  O F  C A S H  F L O W S


FOR THE YEAR ENDED 30 JUNE 1995


                                                                   ECONOMIC ENTITY                             COMPANY
                                                           --------------------------------        ------------------------------
                                                  Notes       1995                  1994               1995               1994
                                                               $                     $                  $                   $
                                                           ----------           -----------        -----------        -----------
CASH FLOWS FROM OPERATING
ACTIVITIES
Receipts from customers                                    32,802,014            23,144,108         32,803,221         23,144,108
Payments to suppliers and employees                        16,352,339)          (17,542,830)       (15,987,164)       (17,339,856)
Interest received                                             587,758               262,663            209,074             79,480
Interest and other costs of finance paid                      (11,115)              (25,156)           (11,115)           (25,156)
Income tax paid                                            (2,320,911)           (1,097,197)        (2,320,911)        (1,097,197)

Net cash provided by operating
activities                                        29(c)    14,705,407             4,741,588         14,693,105          4,761,379

CASH FLOWS FROM INVESTING
ACTIVITIES
Payment for mineral exploration, evaluation and
development                                                (9,995,746)           (1,821,644)        (9,003,242)        (1,389,958)
Payments for investments                                   (1,094,903)             (362,219)        (1,062,903)          (862,219)
Proceeds from sale of investments                             112,249             1,255,418             92,599          1,255,418
Payment for property, plant and
equipment                                                    (858,014)           (1,014,500)          (652,549)          (994,825)
Proceeds from sale of equipment                                21,896                71,963             21,896             71,963
Loan to other entities                                     (2,195,295)           (2,195,295)
Net cash used in investing activities                     (14,009,813)           (1,870,982)       (12,799,494)        (1,919,621)

CASH FLOWS FROM FINANCING
ACTIVITIES
Proceeds from issue of shares                                  16,450               404,050             16,450            404,050
Payment of prospectus issue expenses                               --              (765,208)                --                 --
Repayment of borrowings                                       (31,294)           (1,024,168)           (31,294)        (1,024,168)
Dividends paid                                             (1,110,296)           (2,516,820)        (1,110,296)        (2,516,820)
Proceeds from issue of shares to minority
interest in the controlled entity                                  --            10,568,072                 --                 --

Net cash from financing activities                         (1,125,140)            6,665,926         (1,125,140)        (3,136,938)

Net increase (decrease ) in cash held                        (429,546)            9,536,532            768,471           (295,180)

Cash at beginning of the financial
year                                                       12,159,398             2,622,866          2,327,685          2,622,865

Cash at the end of the financial year             29(a)    11,729,852            12,159,398          3,096,156          2,327,685

The above statements of cash flows should be read in conjunction with the accompanying notes.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 1995

1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of significant accounting policies adopted by the economic entity in the preparation of the financial statements is set out in this note. The financial statements adopted are prepared in accordance with applicable Accounting Standards and other mandatory professional reporting requirements (Urgent Issues Group Consensus Views) and the Corporations Law, including the disclosure requirements of Schedule 5 of the Corporations Regulations. The accounting policies adopted are consistent with those of the previous year.

     (a)  HISTORICAL COST

          The financial statements have been prepared under the convention of historical cost accounting and do not take into account changing money values.

     (b)  PRINCIPLES OF CONSOLIDATION

          The consolidated accounts comprise the accounts of the company and its controlled entity, Pilbara Mines N. L. A controlled entity is any entity controlled by the company. Control exists where the company has the capacity to dominate the decision-making in relation to the financial and operating policies of another entity so that the other entity operates with the company to achieve its objectives.

          All inter-company balances and transactions between entities in the economic entity, including any unrealized profits or losses, have been eliminated on consolidation.

          Outside equity interests in the results and equity of the controlled entity are shown separately in the consolidated profit and loss account and balance sheet respectively.

     (c)  INTERESTS IN JOINT VENTURES

       The economic entity's interests in production joint ventures are brought to account by including the amount of:

               (i) the entity's interest in each of the individual assets employed in the joint ventures;

               (ii) the entity's share of liabilities incurred by the joint ventures, and

               (iii) the entity's interest in the expenses incurred in relation to the joint ventures.

     (d)  REVENUE RECOGNITION

          (i) Refined gold which is subject to forward sales contracts, is recognized as revenue at the appropriate forward sales price at the point at which the bullion has been refined and is available for delivery. Unrealized gains or losses relating to forward gold sales contracts outstanding at balance date are not reflected in the profit and loss account.

          (ii) Funds received on the sale of call options, other than in circumstances where the call option is related to forward selling arrangements, are recognized as revenue when received.

     (e)  INCOME TAX

          Tax effect accounting procedures are followed using the liability method of tax effect accounting, whereby the income tax expense for the year is matched with the accounting result after allowance for permanent differences.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 1995

          Future income tax benefits are not brought to account unless realization of the asset is assured beyond reasonable doubt in respect to timing differences, and virtually certain in respect of tax losses.

          Income tax on cumulative timing differences is set aside to the deferred income tax or the future income tax benefit accounts at the rates which are expected to apply when the timing differences reverse.

     (f)  INVENTORIES

          (i) Ore stockpiles and gold in circuit are valued at the lower of cost and net realisable value. Cost comprises direct material, labor and transportation expenditure incurred in getting inventories to their existing location and condition, together with an appropriate portion of fixed and variable overhead expenditure based on weighted average costs incurred during the period in which such inventories were produced.

          (ii) Stores and consumable are valued at the lower of weighted average cost and net realisable value.

     (g)  EXPLORATION AND DEVELOPMENT EXPENDITURE

          Exploration, evaluation and development expenditure incurred is accumulated in respect of each identifiable area of interest. These costs are only carried forward to the extent that they are expected to be recouped through the successful development, exploration or sale of the area or where activities in the area have not yet reached a stage which permits reasonable assessment of the existence, or otherwise of economically recoverable reserves, and active and significant operations in relation to the area are continuing.

          Expenditure which no longer satisfies the above policy is written off against profits.

          When production commences, the accumulated costs for the relevant area of interest are amortized over the life of the area according to the rate of depletion of the economically recoverable reserves. Any costs of site restoration are provided for during the relevant production stages and included in the costs of that stage.

          A regular review is undertaken of each area of interest to determine the appropriateness of continuing to carry forward costs in relation to that area of interest.

     (h)  Restoration, Rehabilitation and Environmental Costs

          Restoration, rehabilitation and environmental expenditure to be incurred during the production phase of operations is accrued when the need for such expenditure is established and then written off immediately as part of the cost of production of the mine property concerned.

          There is no provision in the accounts for restoration, rehabilitation and environmental expenditure to be incurred subsequent to the cessation of production at a mine property.

     (i)  PROPERTY, PLANT AND EQUIPMENT

          (i) The cost of each item of buildings, machinery and equipment held at minesites is written off over its expected economic life. Each item's economic life has due regard both to its own physical life limitations and to present assessments of economically recoverable resources of the mine property at which the item is located, and to possible future variations in those assessments. Estimates of remaining useful lives are made on a regular basis for all assets, with annual reassessments for major items.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 1995

               The total net carrying values of mine buildings, machinery and equipment at each mine property are reviewed regularly and, to the extent to which these values exceed their recoverable amounts, that excess is fully provided against in the financial year in which this is determined.

          (ii) Other assets are depreciated over their expected useful lives on the straight line or reducing balance basis as appropriate.

     (j)  LEASES

          Leased assets, other than operating leases, where substantially all the risks and benefit incident to the ownership of the asset but not the legal ownership are transferred to the company are classified as finance leases. Finance leases are capitalized recording an asset and a liability equal to the present value of the minimum lease payments, including any guaranteed residual value. Leased assets are amortized over their estimated useful lives. Lease payments are allocated between the reduction of the lease liability and the lease interest expense for the period. Lease payments under operating leases are charged as expenses in the periods in which they are incurred.

     (k)  INTANGIBLES

          Intangibles comprise expenses incurred in connection with the prospectus issued by the company and its controlled entity which are being amortized over a period of 5 years commencing from the date of the successful flotation of the shares.

     (1)  Employee Entitlements

          The amounts expected to be paid to employees for their pro-rata entitlement to annual and sick leave are accrued annually at current pay rates having regard to experience of employee departures and periods of service.

     (m)  Recoverable Amount of Non-current Assets

          The recoverable amount of an asset is the net amount expected to be recovered through the net cash inflows arising from its continued use and subsequent disposal.

          Where the carrying amount of a non-current asset is greater than its recoverable amount the asset is revealed to its recoverable amount. Where net cash inflows are derived from a group of assets working together, the recoverable amount is determined on the basis of the relevant group of assets.

          The expected net cash flows included in determining recoverable amounts of non-current assets are not discounted to their present values.

     (n)  Segmental Information

          The economic entity operates predominantly in the mining industry in Western Australia.

     (o)  Cash

          For the purpose of the statement of cash flows, cash includes:

          (i) cash on hand and in at call deposits with banks or financial institutions, net of bank overdrafts; and

          (ii) investments in money market instruments with less than 14 days to maturity.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 1995


                                                     ECONOMIC  ENTITY                 COMPANY
                                                 ------------------------     -------------------------
                                                   1995          1994           1995          1994
                                                     $             $              $             $
                                                 ----------    ----------     ----------    -----------
2    OPERATING REVENUE
     Gold sales                                  31,404,187    20,832,079     31,404,187    20,832,079
     Gold call option fee                                 -     1,000,000              -     1,000,000
     Sales of investments                           131,899     1,255,418        112,249     1,255,418
     Sales of plant and equipment                    21,896        71,963         21,896        71,963
     Interest received                              824,077       262,663        209,074        79,480
     Sales of tenements                                   -             -              -     1,250,000
     Other income                                 1.015,726       496,637      1,006,437       495,785
                                                 ----------    ----------     ----------    -----------
                                                 33,397,785    23,918,760     32,753,843    24,984,725
                                                 ==========    ==========     ==========    ===========


3    OPERATING PROFIT

     The operating profit before income tax has been determined after crediting and charging the following specific items:

     (a) Crediting as income

     Interest received from unrelated
     corporations                                   824,077       262,663        209,074        79,480
     Profit on disposal of plant
        and equipment                                     -         2,014              -         2,014
     Profit on share trading                              -       915,300              -       915,300


     (b) Crediting as abnormal

     Profit on sale of tenements                          -             -              -     1,172,838
     Gold call option fee                                 -     1,000,000              -     1,000,000
                                                 ----------     ---------        -------     ----------

                                                          -     1,000,000              -     2,172,838
                                                 ----------     ---------        -------     ----------

     Income tax at 33%                                    -       330,000              -       717,037
                                                 ----------     ---------        -------     ----------

  NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995


                                                       ECONOMIC  ENTITY               COMPANY
                                                 ------------------------     ------------------------
                                                   1995           1994           1995          1994
                                                     $              $              $             $
                                                 ----------     ---------     ----------     ---------
     (c) Charging as expenses

     Amortisation
     - assets under finance leases                   31,636        28,909         31,636        28,909
     - prospectus issue expenses                    239,693       144,043         86,652        86,652
     - exploration and development expenses         633,106       439,281        633,106       439,281
     Depreciation
     - property, plant and equipment                468,368       396,268        440,758       394,394
     Exploration expenditure on areas
      written off                                   186,244             -        127,017
     Interest paid to unrelated corporations              -        12,513              -        12,513
     Lease finance charges                           11,115        12,643         11,115        12,643
     Loss on disposal of investments                 13,751             -         11,401
     Loss on disposal of plant and equipment            528             -            528
     Operating lease rentals                         76,881        44,564         58,843        44,564
     Provision for employee entitlements              5,557         3,089          5,557         3,089

4    INCOME TAX
     Operating profit before income tax          13,405,097     8,067,211     13,451,530     9,390,102
                                                 ----------     ---------     ----------     ---------

     Income tax @ 33% (1994 - 33%)                4,423,682     2,662,180      4,439,005     3,098,734

     Permanent differences
     - Amortisation of prospectus expenses           79,099        47,534         28,595        28,595
     - Other                                          1,768        38,435         (1,935)       18,704
                                                 ----------     ---------     ----------     ---------

                                                  4,504,549     2,748,149      4,465,665     3,146,033
     Effect on deferred income tax of change
      in tax rate from 33% to 36%                   148,928             -        173,262             -

     Future income tax benefits not recognized       80,472        10,847              -             -
                                                 ----------     ---------     ----------     ---------

     Income tax attributable to operating
      profit                                      4,733,949     2,758,996      4,638,927     3,146,033
                                                 ==========     =========     ==========     =========

  NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995


                                                      ECONOMIC  ENTITY                 COMPANY
                                                 ------------------------      -----------------------
                                                   1995          1994           1995          1994
                                                     $             $              $             $
                                                 ----------     ---------      ---------     ---------
Provision for income tax                          5,031,277     2,260,444      5,031,277     2,260,444
Provision for deferred income tax                  (297,328)      498,552       (392,350)      885,589
                                                 ----------     ---------      ---------     ---------

                                                  4,733,949     2,758,996      4,638,927     3,146,033
                                                 ==========     =========      =========     =========


The future income tax benefit of $80,472, (1994 - $10,847) attributable to tax losses of the controlled entity has not been brought to account as realization of the benefit is not virtually certain. The benefit will only be obtained if:

(a) the controlled entity derives future assessable income of a nature and of an amount sufficient to enable the benefit from the deductions for the loss to be realized;

(b) the controlled entity continues to comply with the conditions for deductibility imposed by tax legislation; and

(c) no changes in tax legislation adversely affect the controlled entity in realizing the benefit from the deductions for the loss.

5   CURRENT ASSETS - RECEIVABLES

     Trade debtors                                  156,320        47,536        153,976        55,833
     Other debtors                                  329,440        57,991         93,121        57,846
                                                  ---------       -------      ---------       -------
                                                    485,760       105,527        247,097       113,679
                                                  =========       =======      =========       =======

6    CURRENT ASSETS - INVESTMENTS

     Investment listed on a prescribed
     stock exchange at cost                         894,298        93,792        894,298        93,792
                                                  =========       =======      =========       =======

Market value                                      1,014,228       142,180      1,014,228       142,180
                                                  =========       =======      =========       =======

  NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995


                                                     ECONOMIC  ENTITY               COMPANY
                                                 ------------------------      -----------------------
                                                   1995          1994           1995          1994
                                                     $             $              $             $
                                                 ----------     ---------      ---------     ---------
7    CURRENT ASSETS - INVENTORIES

     Ore stockpiles - at cost                     3,188,208     1,226,977      3,188,208     1,226,977
     Gold in circuit - at cost                       52,120       161,493         52,120       161,493
     Stores and consumables - at cost               597,190       400,747        597,190       400,747
                                                 ----------     ---------      ---------     ---------

                                                  3,837,518     1,789,217      3,837,518     1,789,217
                                                 ==========     =========      =========     =========

8    CURRENT ASSETS - OTHER
     Prepayments                                    209,115        74,092        191,055        73,378
     Gold on metal account                          501,335     1,531,475        501,335     1,531,475
                                                 ----------     ---------      ---------     ---------

                                                    710,450     1,605,567        692,390     1,604,853
                                                 ==========     =========      =========     =========

9    NON-CURRENT ASSETS - RECEIVABLES

     Unsecured loans                              2,195,295             -      2,195,295             -
                                                 ----------     ---------      ---------     ---------

     These monies have been advanced in terms of agreements relating to the Awak Mas
     Gold Project in terms of which the
     company is required to contribute funds
     for feasibility studies. Repayment of
     these loans is contingent upon the
     Project proceeding and generating
     adequate positive cash flow.

10   NON-CURRENT ASSETS - INVESTMENTS

     Investments in unlisted companies at cost       30,010            10         20,010            10
     Investment in controlled entity at cost              -             -      1,990,048     1,851,651
                                                 ----------     ---------      ---------     ---------

                                                     30,010            10      2,010,058     1,851,661
                                                 ==========     =========      =========     =========

     The controlled entity is a listed company.

      Market value of traceable shares                    -             -        220,000       100,000
      Cost of escrowed shares                             -             -      1,750,000     1,750,000

  NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995

                                                     ECONOMIC  ENTITY                  COMPANY
                                                 ------------------------      -----------------------
                                                   1995           1994           1995          1994
                                                     $              $              $             $
                                                 ----------     ---------      ---------     ---------
11   NON-CURRENT ASSETS - PROPERTY
     PLANT AND EQUIPMENT

     Freehold land at cost                           95,789        44,160         95,789        44,160
                                                 ----------     ---------      ---------     ---------

      Buildings at cost                             697,562       611,531        697,562       611,531
      Less: accumulated depreciation                195,606       133,507        195,606       133,507
                                                 ----------     ---------      ---------     ---------

                                                    501,956       478,024        501,956       478,024
                                                 ----------     ---------      ---------     ---------

     Plant and equipment, at cost                 4,229,069     3,535,095      4,003,929     3,515,420
     Less: accumulated depreciation               1,521,025     1,116,125      1,488,955     1,114,251
                                                 ----------     ---------      ---------     ---------

                                                  2,708,044     2,418,970      2,514,974     2,401,169
                                                 ----------     ---------      ---------     ---------

     Plant and equipment under lease                143,011       118,311        143,011       118,311
     Less: accumulated amortisation                  74,174        47,858         74,174        47,858
                                                 ----------     ---------      ---------     ---------

                                                     68,837        70,453         68,837        70,453
                                                 ----------     ---------      ---------     ---------

                                                  3,374,626     3,011,607      3,181,556     2,993,806
                                                 ==========     =========      =========     =========

l2   NON-CURRENT ASSETS - INTANGIBLES

     Prospectus issue expense                     1,106,889     1,151,523        432,993       432,993
     Less: accumulated amortisation                 563,996       324,302        353,562       266,911
                                                 ----------     ---------      ---------     ---------

                                                    542,893       827,221         79,431       166,082
                                                 ==========     =========      =========     =========

13   NON-CURRENT ASSETS - OTHER

     Deferred mining costs (a)                    1,225,544     4,682,483      1,225,544     4,682,483

     Expenditure on mineral exploration
     evaluation and development (b)              14,643,802     5,414,820     13,149,091     4,905,972
                                                 ----------     ---------      ---------     ---------

                                                 15,869,346    10,097,303     14,374,635     9,588,455
                                                 ==========     =========      =========     =========

(a) Deferred mining costs represent costs of mining waste in excess of the estimated ratio of waste to ore over the mine life.

  NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995


                                                     ECONOMIC  ENTITY               COMPANY
                                                 ------------------------    -------------------------
                                                   1995          1994           1995          1994
                                                     $             $              $             $
                                                 ----------    ----------    -----------    ----------
(b)   Expenditure on mineral
      exploration evaluation and
      development on areas of
      interest represents:

     in the exploration or evaluation phase       5,044,713     3,225,491      3,550,002     2,716,643
                                                 ----------    ----------    -----------    ----------

     in which production has commenced           11,272,815     3,229,949     11,272,815     3,229,949
     Less: accumulated amortisation               1,673,726     1,040,620      1,673,726     1,040,620
                                                 ----------    ----------    -----------    ----------

                                                  9,599,089     2,189,329      9,599,089     2,189,329
                                                 ----------    ----------    -----------    ----------

                                                 14,643,802     5,414,820     13,149,091     4,905,972
                                                 ==========    ==========    ===========    ==========

     The carrying value of mineral
     exploration, evaluation and development
     expenditure is dependent upon the
     discovery and exploitation of
     commercially viable mineral deposits,
     the generation of sufficient future
     income therefrom or sale for at least
     carrying value.

14   CURRENT LIABILITIES -
     CREDITORS AND BORROWINGS

     Bank overdraft                                      --        15,520             --            --
     Trade creditors                              1,184,115     1,312,527      1,131,101     1,255,968
     Other creditors                              1,598,721       847,368      1,507,509       840,368
     Lease liabilities                               20,800        21,100         20,800        21,100
                                                 ----------    ----------    -----------    ----------

                                                  2,803,636     2,196,515      2,659,410     2,117,436
                                                 ==========    ==========    ===========    ==========

15   CURRENT LIABILITIES - PROVISIONS

     Employee entitlements                           71,540        65,983         71,540        65,983
     Dividends                                    2,813,230     2,115,357      2,813,230     2,115,357
     Income tax                                   4,993,840     2,283,474      4,993,840     2,283,474
                                                 ----------    ----------    -----------    ----------

                                                  7,878,610     4,464,814      7,878,610     4,464,814
                                                 ==========    ==========    ===========    ==========

16   CURRENT LIABILITIES - OTHER

     Prepaid gold sales and fees                    277,304       331,112        277,304       331,112
                                                 ==========    ==========    ===========    ==========

  NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995


                                                     ECONOMIC  ENTITY               COMPANY
                                                 ------------------------     ------------------------
                                                   1995          1994           1995          1994
                                                     $             $              $             $
                                                 ----------     ---------     ----------    ----------
17   NON CURRENT LIABILITIES - CREDITORS
     AND BORROWINGS

     Lease Liabilities                               67,651        68,626         67,651        68,626
                                                 ==========    ==========     ==========    ==========

18   NON-CURRENT LIABILITIES - PROVISIONS

     Deferred income tax                          1,787,135     2,084,463      2,079,150     2,471,500
                                                 ==========    ==========     ==========    ==========

19   NON CURRENT LIABILITIES - OTHER

     Prepaid gold sales and fees                    134,255       584,572        134,255       584,572
                                                 ==========    ==========     ==========    ==========

20   SHARE CAPITAL

     Authorised

     100,000,000 shares of 20 cents each         20,000,000    20,000,000     20,000,000    20,000,000
                                                 ==========    ==========     ==========    ==========

     Issued and paid up

     46,867,173 ordinary shares of 20 cents
      each (1994 - 42,292,293)                    9,373,435     8,458,459      9,373,435     8,458,459
     Discount on shares                          (4,376,400)   (4,376,400)    (4,376,400)   (4,376,400)
                                                 ----------    ----------     ----------    ----------

                                                  4,997,035     4,082,059      4,997,035     4,082,059

     Company's share in new issue of capital
     by controlled entity (refer note 34)         2,680,513     2,680,513              -             -
                                                 ----------    ----------     ----------    ----------

                                                  7,677,548     6,762,572      4,997,035     4,082,059
                                                 ==========    ==========     ==========    ==========

20.1  Movement in parent entity issued
      share capital


                                                   Number          $
                                                 ----------     ---------
         Opening balance                         42,292,293     4,082,059
         Allotted on conversion of options           35,000         7,000
         Allotted pursuant to the
         Dividend Reinvestment Plan
           final dividend 1994                    1,921,819       384,364
           interim dividend 1995                    815,907       163,181
        Bonus share issue                         1,802,154       360,431
                                                 ----------     ---------
                                                 46,867,173     4,997,035

  NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995

20.2 At balance date the company had on issue the following unquoted options to subscribe for ordinary shares:


      1995              1994            Exercise Price         Expiry Date
      ----              ----            --------------         -----------
      92,000           92,000              $1.45               28 June 1997
     121,000          121,000              $2.24               29 June 1997
     795,000          830,000              $0.47               30 June 1997
   2,530,000                -              $1.30               22 December 1997
     100,000                -              $1.47               28 April 1998
   3,638,000        1,043,000

20.3 At balance date the controlled entity had on issue to persons not being members of the economic entity, 36,510,146 (1994 - 30,420,146) options to subscribe for ordinary shares in the controlled entity at an exercise price of 20 cents per share, exercisable on or before 30 June 1998.


                                                     ECONOMIC  ENTITY                  COMPANY
                                                 ------------------------     ------------------------
                                                    1995           1994          1995           1994
                                                      $              $             $              $
                                                 ----------      --------     ----------      --------
21   RESERVES

     Share Premium at beginning of year             303,500        68,050        303,500        68,050
     On conversion of 35,000 (1994 -872,037)
     options at a premium of 27 cents per share       9,450       235,450          9,450       235,450

     On ordinary shares allotted pursuant to
     the dividend reinvestment plan:
     1,921,819 shares at a premium of 90
       cents per share                            1,729,637             -      1,729,637             -
     815,907 shares at a premium of $1.15
       per share                                    938,293             -        938,293             -
                                                 ----------      --------     ----------      --------

                                                  2,980,880       303,500      2,980,880       303,500
     Utilised for issue of 1,802,154
      bonus shares                                 (360,431)            -       (360,431)            -
                                                 ----------      --------     ----------      --------

                                                  2,620,449       303,500      2,620,449       303,500
                                                 ==========      ========     ==========      ========

22   OUTSIDE EQUITY INTERESTS IN
     CONTROLLED ENTITY
     Outside equity interest comprises:
     Share capital                                7,651,816     7,786,813              -             -
     Accumulated losses                            (299,704)      (94,799)             -             -
                                                 ----------      --------     ----------      --------

                                                  7,352,112     7,692,014              -             -
                                                 ==========      ========     ==========      ========


The outside equity interests in the issued and paid-up capital of the controlled entity comprises 50,890,362 (1994: 52,840,362) fully paid ordinary shares of 20 cents each. The share capital held by the company, prior to the issue to outside equity interests, were issued at a discount.

  NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995

23   COMMITMENTS FOR EXPENDITURE

23.1 Exploration Tenement Leases

     In order to maintain current rights of tenure to exploration tenements, the company and economic entity is required to outlay lease rentals and to meet the minimum expenditure requirements of the Western Australia Mines Departments. These obligations are subject to renegotiation upon expiry of the exploration leases or when application for a mining licence is made. These obligations are not provided for in the accounts and are payable:


                                                     ECONOMIC  ENTITY                 COMPANY
                                                 ------------------------     ------------------------
                                                   1995           1994           1995          1994
                                                     $              $              $             $
                                                 ---------     ----------     ----------    ----------
     Not later than one year                      1,777,553     1,556,452      1,285,451     1,022,390
     Later than one year, but not
      later than 2 years                          3,393,369     1,777,553      2,942,601     1,285,451
     Later than 2 years, but not
      later than 5 years                          6,129,641     5,018,537      5,304,116     3,856,353
                                                 ----------    ----------     ----------    ----------

                                                 11,300,563     8,352,542      9,532,168     6,164,194
                                                 ==========    ==========     ==========    ==========


     The dynamic nature of tenement portfolio management is such that the actual expenditures will vary significantly from these "commitments", depending upon the results of future exploration and farm-out opportunities.

23.2 Joint Venture Commitments

     The company and economic entity have the following cumulative commitments in respect of exploration joint ventures to which they are farming in and are not provided for in the accounts:


     Not later than one year                        319,000       155,250        270,000       106,250
     Later than one year, but not
      later than 2 years                            503,859       101,250        465,000        52,250
     Later than 2 years, but not
      later than 5 years                            585,000        38,859        585,000            --
                                                 ----------      --------     ----------       -------

                                                  1,407,859       256,500      1,320,000       158,500
                                                 ==========      ========     ==========       =======

     If a participant to a joint venture defaults and fails to contribute its share of joint venture obligations, then the joint venturers are jointly and severally liable to meet the obligations of the defaulting venturer. In this event the interest in the tenement held by the defaulting participant may be redistributed to the remaining joint venturers. In the event of a default, a commitment exists in respect of expenditure commitments due to be met by the company's defaulting joint venture partner.

  NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995


                                                       ECONOMIC  ENTITY               COMPANY
                                                    ---------------------        ---------------------
                                                     1995          1994           1995          1994
                                                       $             $              $             $
                                                    -------       -------        -------       -------
23.3 Lease Commitments

     (a) Finance leases - plant and
         equipment
         due within 1 year                           20,800        30,267         20,800        30,267
         due within 1-2 years                        35,431        32,102         35,431        32,102
         due within 2-5 years                        49,168        44,549         49,168        44,549

         Minimum lease payments                     105,399       106,918        105,399       106,918
         Less: future finance charges                16,948        17,192         16,948        17,192

         Provided for in the accounts                88,451        89,726         88,451        89,726

     (b) Non-cancellable operating
         leases
         due within 1 year                          101,250            --        101,250
         due within 1-2 years                       253,125       101,250        253,125       101,250
         due within 2-5 year                        320,625       573,750        320,625       573,750

         Not provided for in the
         accounts                                   675,000       675,000        675,000       675,000

23.4 Forward Sales Contracts

     At balance date the company had outstanding gold par forward sales contracts for 130,695 (1994 - 144,346) ounces at an average price of $588 (1994 - $570) per ounce with monthly deliveries of 2,600 ounces per month to 20 February 2000.

23.5 GOLD CALL OPTION

     At balance date the company had outstanding a gold call option expiring 27 March 1998 to deliver 20,000 ounces at a price of $580 per ounce exercisable by the option holder.

  NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995

24   JOINT VENTURES

24.1 The economic entity has interests in the following unincorporated joint ventures:


     VENTURE                   PRINCIPAL ACTIVITIES                     PERCENTAGE
    INTEREST                                                      ----------------------
      JOINT                                                        1995            1994
 ------------------------      ---------------------------------  ------          ------
    Company
 Yilgarn Star Exploration      Gold Exploration                     50              50
 Yilgarn Star Production       Production from Yilgarn Star Mine    50              50
 Star Milling                  Operation of Burbidge Gold Plant     50              50
 Marvel Loch                   Gold Exploration                     50              50
 Boodarding                    Gold Exploration                     44.25           44.25
 McGowans Find                 Gold Exploration                     45*             45*
 Toomey Hills                  Gold Exploration                     47.5*           47.5*
 Dulcie                        Gold Exploration                     40*             24.5*
 Polar Bear                    Gold Exploration                     25              25
 Duke                          Gold Exploration                     24.5            24.5
 Wilga Well                    Gold Exploration                     90*             90*
 Sunrise Dam                   Gold Exploration                     80*             80*
 Sunrise Dam West              Gold Exploration                     80              80
 Norseman                      Gold Exploration                     49              100
 Wilga Well West               Gold Exploration                     80              80
 Olga Rocks                    Gold Exploration                     45*             45*
 Laverton South                Gold Exploration                     80*             Nil

 Controlled Entity

 Whim Creek                    Base Metal Exploration               70              70*
 Mt Fraser                     Base Metal Exploration               51              51*


*    Earning interest in accordance with respective joint venture agreements.

  NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995

24.2   JOINT VENTURE ASSETS AND LIABILITIES

     The company's share of assets and liabilities in the above joint ventures has been included in the balance sheet of the company under the following classifications.


                                                     ECONOMIC  ENTITY               COMPANY
                                                 ------------------------     ------------------------
                                                   1995          1994           1995          1994
                                                     $             $              $             $
                                                 ----------    ----------     ----------    ----------
    CURRENT ASSETS
    Cash                                            335,074       123,703        335,074       123,703
    Receivables                                      94,121        57,846         94,121        57,846
    Inventories                                   3,837,517     1,789,217      3,837,517     1,789,217
    Other                                            73,005        54,514         73,005        54,514
                                                 ----------    ----------     ----------    ----------

    TOTAL CURRENT ASSETS                          4,339,717     2,025,280      4,339,717     2,025,280
                                                 ----------    ----------     ----------    ----------

    NON-CURRENT ASSETS

    Property, plant and equipment                 2,747,934     2,714,217      2,747,934     2,714,217
    Other - Exploration evaluation
                 and development                 12,579,166     3,907,911     12,072,701     3,703,958
          - Deferred mining                       1,225,544     4,682,483      1,225,544     4,682,483
                                                 ----------    ----------     ----------    ----------

    TOTAL NON-CURRENT ASSETS                     16,552,644    11,304,611     16,046,179    11,100,658
                                                 ----------    ----------     ----------    ----------

    TOTAL ASSETS                                 20,892,361    13,329,891     20,385,896    13,125,938
                                                 ==========    ==========     ==========    ==========

    CURRENT LIABILITIES
    Creditors and borrowings                      2,411,073     1,992,234      2,411,073     1,992,234
    Provisions                                       65,503        55,686         65,503        55,686
                                                 ----------    ----------     ----------    ----------

    TOTAL LIABILITIES                             2,476,576     2,047,920      2,476,576     2,047,920
                                                 ==========    ==========     ==========    ==========

24.3 Joint Venture Contributions

     The net contribution of joint venture
     activities to operating profit before
     income tax may be summarised as follows:

     Share of costs incurred by production
     joint ventures                              17,298,822    13,520,368     17,298,822    13,520,368
     Additional costs incurred by company           285,282       338,285        285,282       338,285
                                                 ----------    ----------     ----------    ----------

                                                 17,584,104    13,858,653     17,584,104    13,858,653
     Revenue from sale of company share
     of gold produced and other income
     of joint ventures                           31,771,702    21,175,665     31,771,702    21,175,665
                                                 ----------    ----------     ----------    ----------

     Net contribution                            14,187,598     7,317,012     14,187,598     7,317,012
                                                 ==========    ==========     ==========    ==========

  NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995

24.4 Contingent Liability

     Participants in the Yilgarn Star Production Joint Venture, being the Company, Orion Resources N.L. ("Orion") and Gemini Mining Pty Ltd ("Gemini") were served with a Writ issued by Boral out of the Supreme Court of Western Australia claiming damages for alleged breach of contract in the sum of $4,991,832.03, together with interest and costs.

     The Company, Orion and Gemini ("Yilgarn Star Participants") intend to vigorously defend the action by Boral. Based upon advice received by the solicitors and Counsel engaged to review Boral's claims, it is the view of the Yilgarn Star Participants that Boral's claims have no foundation and that the Yilgarn Star Participants have no liability to Boral.

     The Company has received a claim from Orion Resources NL, the manager of the Star Milling Joint Venture in which the Company is a participant. The claim is seeking repayment of milling tolls earned by the joint venture, which were incorrectly allotted by the manager to the account of the Company. The Company is still assessing the basis of the claim.


                                                      ECONOMIC  ENTITY                 COMPANY
                                                   ----------------------        ---------------------
                                                     1995          1994            1995          1994
                                                       $             $               $             $
                                                   --------       -------        -------       -------
25   REMUNERATION OF THE DIRECTORS

     Amounts received, or due and receivable
     by directors of the company from the company
     and its controlled entity                                                   584,172       434,235

     Amounts received, or due and receivable
     by directors of each entity in the
     economic  entity from the company and
     its controlled entity                          593,768       434,235

     Directors remuneration includes superannuation payments and is disclosed in accordance with class order 94/1529 "Disclosure of Directors Remuneration" issued by the Australian Securities Commission.

     Number of directors of the company whose remuneration was within the following bands:

 $      O     -     9,999                   -             1
 $  10,000    -    19,999                   2             1
 $  40,000    -    49,999                   1             -
 $  70,000    -    79,999                   -             1
 $  80,000    -    89,999                   1             1
 $  90,000    -    99,999                   1             -
 $ 120,000    -   129,999                   -             1
 $ 130,000    -   139,999                   -             1
 $ 150,000    -   159,999                   1             -
 $ 180,000    -   189,999                   1             -


26   AUDITORS' REMUNERATION

     Amounts received, or due and receivable by the auditors for:

(a) Auditing the accounts of the
    company                            17,850       22,250       14,350       15,250

(b) Other services                      9,450       10,575        6,200        2,075

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995

27   RELATED PARTY TRANSACTIONS

The directors of the company during the year were P G Crabb, R W Crabb, R J Dunn, B J Hurley, D J Porter, F R Madden and J S F Dunlop.

(a)  Directors' remuneration and superannuation is disclosed in note 25.

(b) Legal fees of $91,775 (1994 - $97,822) were paid by the economic entity and joint ventures in which it has an interest in the normal course of business to a firm in which R W Crabb is a partner.

(c) Consultancy fees totalling $244,486 (1994 - $309,635) were paid to P G Crabb, R J Dunn, B J Hurley, D J Porter, F R Madden and J S F Dunlop and their director related entities by the economic entity and joint ventures in which it has an interest for services relating to exploration activities, and is included in directors remuneration.

(d) Charges for drilling services totalling $24,990 were paid to a director related entity by the company and joint venturers of P G Crabb on normal terms and conditions.

(e) Aggregate amounts receivable from and payable to directors and their director related entities at the end of the financial year were $800 (1994
     - $1,071) and $17,617 (1994 - $26,769) respectively.

(f) The company has entered into joint venture agreements with Gemini Mining Pty Ltd (formerly Bredelle Pty Ltd) a company in which R W Crabb and P G Crabb has an interest.

(g) Directors and their related entities acquired the following equity interests in companies in the economic entity during the year.


                                                 NUMBER OF      NUMBER OF      NUMBER OF      NUMBER OF
                                                  SHARES         OPTIONS        SHARES         OPTIONS
                                                   1995           1995           1994           1994
                                                 ----------     ---------     ----------       -------
     Gasgoyne Gold Mines N.L.
     ordinary shares, on exercise of options         25,000             -        695,000
     issued pursuant to Employee Option
     Plan                                                 -     1,515,000              -             -

     Pilbara Mines N L
     issued pursuant to a prospectus                      -             -      4,145,818     1,947,909
     issued pursuant to the Directors,
     Consultants and Employees Share
     Option Plan                                          -     3,680,000              -             -

(h)  Directors and their related
     entities hold the following
     equity interests in companies
     in the economic entity at
     balance date

     Gasgoyne Gold Mines N.L.                    16,007,473     1,870,000     15,602,615       395,000

     Pilbara Mines NL                             4,705,818     6,010,909      4,145,818     1,947,909

  NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995

28   CONTROLLED ENTITY

     The controlled entity and contributions to consolidated profit:


                                                                                          CONTRIBUTION TO
                                                                                          CONSOLIDATED
                                                                                          OPERATING PROFIT
                                                                                          AFTER INCOME TAX
                                                                                          ATTRIBUTABLE TO
                              COUNTRY OF           %                INVESTMENT            MEMBERS OF THE
                            INCORPORATION        OWNED               AT COST              CHIEF ENTITY
                                           ----------------   --------------------   ----------------------
                                            1995      1994      1995       1994        1995         1994
                                             $          $         $          $           $            $
                              ---------    -----    -------   ---------  ---------   ---------    ---------
Chief Entity:
Gasgoyne Gold Mines N.L.      Australia                                              9,005,525    5,458,268

Controlled Entity:
Pilbara Mines N.L.            Australia    38.1        36.8   1,990,048  1,851,651    (127,507)    (102,836)
                                                    -------   ---------  ---------   ---------    ---------

                                                              1,990,048  1,851,651   8,878,018    5,355,432
                                                    =======   =========  =========   =========    =========


     Pilbara Mines N L is considered a controlled entity because the company has the capacity to dominate the decision making in relation to the financial and operating policies of the controlled entity so that the controlled entity operates with the company to achieve its objectives.

29   NOTES TO THE STATEMENT OF CASH FLOWS

     (a)  Reconciliation of Cash

     For the purposes of the statement of cash flows, cash includes cash on hand and in banks and investments in money market instruments, net of outstanding bank overdrafts. Cash at the end of the financial year as shown in the statement of cash flows is reconciled to the related items in the balance sheet as follows:


                                                     ECONOMIC  ENTITY               COMPANY
                                                 ------------------------     ------------------------
                                                   1995          1994           1995          1994
                                                     $             $              $             $
                                                 ----------    ----------     ----------     ---------
      Cash                                        1,410,478       305,839      1,405,599       305,839
      Deposits at call                           10,319,374    11,869,079      1,690,557     2,021,846
      Bank overdraft                                      -       (15,520)             -             -
                                                 ----------    ----------     ----------     ---------

                                                 11,729,852    12,159,398      3,096,156     2,327,685
                                                 ==========    ==========     ==========     =========


     Deposits at call includes $283,050 to secure a bank guarantee to the lessor of the company's office premises.

  NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995

     (b)  Non-cash Financing and Investing Activities

          (i) During the financial year the company paid dividends which were satisfied by the issue of fully franked bonus shares with an aggregate value of $3,215,475;

          (ii) During the financial year the company acquired plant and equipment by means of finance leases with an aggregate value of $38,700 (1994 - $12,188);

          (iii) During the financial year the controlled entity acquired tenements by means of issue of shares in controlled entity to outsiders totalling $50,000.

These acquisitions are not reflected on the statement of cash flows.


                                                     ECONOMIC  ENTITY               COMPANY
                                                 ------------------------     ------------------------
                                                   1995          1994           1995          1994
                                                     $             $              $             $
                                                 ----------     ---------     ----------     ---------
     (c)  Reconciliation of Net Cash
          provided by Operating
          Activities to Operating Profit
          After Income tax

Operating profit after income tax                 8,671,148     5,308,215      8,812,603     6,244,069
Depreciation                                        500,004       396,268        472,394       324,394
Amortisation                                        872,799       612,233        719,757       554,842
Loss/(Profit) on sale of investments                 13,751      (915,300)        11,401      (915,300)
Loss/(Profit) on sale of equipment                      528        (2,014)           528        (2,014)
Exploration costs written off                       186,244             -        127,017             -
Movements in
- Provision for income tax                        2,710,366     1,163,247      2,710,366     1,163,247
- Provision for deferred income tax                (297,328)      498,552       (392,350)      885,589
Profits on sale of tenements                              -             -              -    (1,172,838)
Change in assets and liabilities
(Increase)/Decrease in debtors                     (380,233)      138,268       (133,4l8)      130,116
(Increase) in inventories                        (2,048,301)     (884,987)    (2,048,301)     (884,987
(Increase) in prepaid expenses                     (135,023)      (25,061)      (117,677)      (24,347)
Decrease/(Increase) in gold on metals
accounts                                          1,030,140    (1,238,560)     1,030,140    (1,238,560)
Decrease/(Increase) in deferred mining costs      3,456,939    (1,543,930)     3,456,939    (1,543,930)
Increase in creditors                               622,941       315,793        542,274       252,234
Increase in provision for employee
entitlements                                          5,557         3,180          5,557         3,180
(Decrease)/Increase in deferred gold sales
and fees                                           (504,125)      915,684       (504,125)      915,684
                                                 ----------     ---------     ----------     ---------

Net cash provided by operating
Activities                                       14,705,407     4,741,588     14,693,105     4,761,379
                                                 ==========     =========     ==========     =========

  NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
  FOR THE YEAR ENDED 30 JUNE 1995


                                                     ECONOMIC  ENTITY               COMPANY
                                                 ------------------------     ------------------------
                                                   1995          1994           1995          1994
                                                     $             $              $             $
                                                 ----------    ----------     ----------    ----------
30   EARNINGS PER SHARE

Basic earnings per share (cents per share)             20.2         12.64

Diluted earnings per share (cents per share)           19.5         12.41

(a) Weighted average number of ordinary
shares outstanding during the year used
in calculation of basic earnings
per share                                        44,000,666    42,010,011

(b) Classification of securities

Diluted earnings per share is calculated after classifying 3,517,000 (1994 -
922,000) options exercisable at below
market price at balance date as
potential ordinary shares.

121,000 options have not been considered dilutive as they are exercisable at above market price.

31   DIVIDENDS PAID AND PROPOSED

Interim ordinary dividend of 5 cents per share
paid (fully franked, 1994 - unfranked 100%)       2,210,414     1,059,627      2,210,414     1,059,627

Proposed final ordinary dividend of 6 cents per
share (fully franked, 1994 fully franked)         2,813,230     2,114,615      2,813,230     2,114,615
                                                 ----------    ----------     ----------    ----------

                                                  5,023,644     3,174,242      5,023,644     3,174,242
                                                 ==========    ==========     ==========    ==========

32   EVENTS OCCURRING AFTER BALANCE DATE

Since 30 June 1995 the following significant events have occurred:

     (a) On 1 September 1995 the company announced that it had entered into a Facility Agreement with Citibank Limited to provide a line of credit to a maximum of $10,500,000 which may be drawn by the company in cash or the gold equivalent thereof. The facility is for a period of three years;

     (b) On 6 September 1995 the company dispatched the takeover offer documents to the controlled entity's share and option holders. The consideration being offered by the company for:

          (i) the acquisition of the controlled entity shares is the allotment and issue of one company share credited as fully paid for every 12 controlled entity shares; and

          (ii) the acquisition of the controlled entity options is the allotment and issue of one company share credited as fully paid for every 40 of controlled entity options.

        The offer was subject to specified conditions as outlined in the company's offer documents which were dispatched to share and option holders on 6 September 1995.

        As at 27 September 1995 the company and its associates were entitled to 64,492,614 (75.97%) of the controlled entity shares (of which 31,366,671 are held directly by the company) and 31,177,166 controlled entity options (of which 14,583,332 are directly held by the company).

        Subsequent to 27 September 1995, 100% of the shares and options were acquired.

        From 21 April 1997, Gasgoyne Gold Mines NL sold its interest in Pilbara Mines NL and it ceased to be a controlled entity;

  NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995

32   EVENTS OCCURRING AFTER BALANCE DATE  (continued)

     (c) On 13 September 1995, the company and its joint venture partner, Lone Star Exploration NL, gave notice of exercise of the Option in relation to the Awak Mas Gold Project and paid the first payment of US$1 million. The company's equity holding in the Awak Mas Gold Project was 45%. Balance of consideration under the Masmindo Option Agreement was $US3 million. In 1997, the company entered into an agreement to sell its interest in the Awak Mas Gold Project in Indonesia. Under the contract the settlement was deferred until 8 January 1998;

     (d) The allotment in 1996 of 4,471,000 fully paid ordinary shares on the conversion of options at varying premiums;

     (e) The allotment of 1,140,156 fully paid ordinary shares in the 1996 financial year pursuant to the Dividend Reinvestment Program;

     (f) During 1996, pursuant to a takeover offer, Sons of Gwalia Limited acquired a controlling interest in the Company. Coeur d'Alene Mines Corporation became a significant shareholder;

     (g) In 1997, it was agreed between the shareholders of the company that all the attributable gold production of Gasgoyne Gold Mines be sold to Sons of Gwalia Ltd and Coeur d'Alene Mines Corporation, in accordance with their respective ownership interests, at the total cost of production; and

     (h) During 1997, 1,509,335 fully paid ordinary shares of 20 cents were cancelled and extinguished under a capital reduction program approved by the Supreme Court of New South Wales.

Further details on the above events can be obtained in the subsequent year's annual report.

  NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
  FOR THE YEAR ENDED 30 JUNE 1995

33   US GAAP RECONCILIATION

Financial statements in the United States are prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"). In Australia, financial statements are prepared in accordance with accounting standards issued by the Australian Accounting Standards Board ("Aust. GAAP") which are codified in Australian Corporations Law.

The principal differences between U.S. GAAP and Aust. GAAP as they relate to Gasgoyne are summarised below:

EXPLORATION EXPENDITURES

Gasgoyne defers ongoing exploration expenditures until the viability of a project is determined. If a decision is made to proceed with a project the expenditures are amortised over the life of the mine. If a decision is made to abandon a project the expenditures are written off at the time of such determination. Under U.S. GAAP, exploration expenditures incurred prior to the entry of the mine site development stage are expensed as incurred. A mine generally enters this stage when a decision is made to develop the site based on completion of a favourable feasibility study. Following completion of a favourable feasibility study, pre-production exploration expenditures are capitalised and amortised using the units-of-production method based on proven and probable reserves.

PROSPECTUS ISSUE COSTS

Gasgoyne capitalizes prospectus costs incurred in raising equity and amortizes them over five years. Under U.S. GAAP, costs associated with a raising equity are netted off against the proceeds obtained from the offering.

OPTION PREMIUMS ON GOLD CALL OPTIONS

In 1994, Gasgoyne recognised income of $1,000,000 for premiums received on the sale of a gold call option contract. Under U.S. GAAP, the premiums received on this call option would be deferred and recognised over the contract period. In addition, the gold call option would be marked to market to the extent that any losses were expected to be incurred under this option contract.

UNITS OF PRODUCTION DEPRECIATION AND AMORTISATION

Gasgoyne amortizes mine development and pre-production expenditures together with estimates of expected future development expenditures using the units-of-production method based on its estimate of future life-of-mine production. Gasgoyne's estimate of future life-of-mine production includes proven and probable reserves plus a portion of resources which has not yet been converted to reserves but which Gasgoyne believes there is sufficient confidence that such resources will be converted to reserves after further delineation drilling. If a significant change in estimated future life-of-mine production occurs during the period, amortisation expense for that period is adjusted to reflect the change. Under U.S. GAAP, mine development and pre-production expenditures, excluding any provision for expected future development expenditures, are amortised using the units-of-production method based on published proven and probable reserves only. A significant change in proven and probable reserves is treated prospectively for amortisation purposes.

CONSOLIDATION AND EQUITY ACCOUNTING OF PILBARA MINES NL

In 1995 and 1994, Gasgoyne consolidated its investment in Pilbara Mines NL ("Pilbara") of 38.1% and 36.8% respectively under Aust. GAAP because Gasgoyne had the capacity to dominate the decision making in relation to the financial and operating policies of Pilbara in part because a majority of the directors of Pilbara were also directors of Gasgoyne during these years. Under U.S. GAAP, a controlling financial interest for consolidation purposes generally results from the ownership, directly or indirectly, of over 50% of the voting shares of another company. As a result, Pilbara has been deconsolidated for U.S. GAAP purposes from 1994 when Gasgoyne diluted its holding in this company from 100% to 35.57%.

Under U.S. GAAP, the equity method of accounting has been followed for the 38.1% and 36.8% investment in Pilbara in 1995 and 1994 respectively as Gasgoyne was considered to exercise significant influence over the operating and financial policies of Pilbara.

Summarized financial information of Pilbara Mines NL is as follows:


                                                          1995            1994
                                                            $               $
                                                        ----------     ----------
Condensed Profit and Loss Account information:

Operating revenue                                          643,942        184,035
Operating loss after income tax                           (334,377)      (150,053)

Condensed Balance Sheet information:

Current assets                                           8,893,609      9,848,256
Non-current assets                                       3,137,450      2,407,304
Current liabilities                                        147,416         87,540
Non-current liabilities                                          -              -
Shareholders equity                                     11,883,643     12,168,020

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995

33   US GAAP RECONCILIATION (continued)

INCOME TAXES

Both Aust. GAAP and U.S. GAAP require the use of the liability method of accounting for income taxes. However, while there are differences in how the liability method is applied under U.S. GAAP and Aust. GAAP, these differences, as they relate to Gasgoyne, have not been significant.

At 30 June 1995, Gasgoyne restated its deferred tax balances in accordance with Aust. GAAP to reflect the increase in Australian tax rate from 33% to 36% announced by the Australian Treasurer in Parliament on 19 May 1995. The new tax legislation was effective from 19 May 1995 but did not receive royal assent until 27 July 1995. Under U.S. GAAP, the effect of a change in tax rate is not recognised until the period in which it was enacted.

INVESTMENTS

Gasgoyne carries investments in listed and unlisted securities at cost except that declines in market value judged to be other than temporary are recognised in determining operating profit. Under U.S. GAAP, Gasgoyne's investments would be classified as available-for-sale investments effective from 1 July 1993 upon adoption of Statement of Financial Accounting Standards (SFAS) No. 115 "Accounting for Certain Investments in Debt and Equity Securities" and would be carried at market value. Unrealised gains and losses on these investments are recorded as a separate component of shareholders' equity except that declines in market value judged to be other than temporary are recognised in determining net income. The cumulative effect as of 1 July 1993 on adoption of SFAS 115 was an increase in the opening balance of shareholders' equity by $620,494 (net of $305,616 in deferred income taxes) to reflect the net unrealised gains on securities classified as available-for-sale that were previously classified as held for investment and carried at cost.

DIVIDENDS

Gasgoyne retroactively records dividends declared after an accounting period has ended but before its financial statements are issued. Under U.S. GAAP, common stock dividends payable are recorded in the period in which they are declared.

PROFIT AND LOSS ACCOUNT RECONCILIATION
Reconciliation of consolidated profit and loss accounts determined in accordance with Aust. GAAP to profits under U.S. GAAP is as follows:


                                                                            Year Ended     Year Ended
                                                                           30 June 1995   30 June 1994
                                                                                $               $
                                                                             ---------      ---------
Operating profit after income tax as reported under Aust GAAP                8,878,018      5,355,432

Reconciliation to U.S. GAAP:

     Exploration expenditure (1)                                              (833,359)      (748,433)
     Prospectus issue costs (2)                                                 86,651         86,652
     Amortisation of option premium (3)                                        500,000       (875,000)
     Units of production depreciation (4)                                      (83,612)        58,789
     Equity method adjustment for investment in Pilbara Mines (5)             (138,981)      (112,216)
     Effect on deferred income tax of change in tax rate (6)                   173,262              0
     Tax effect of U.S. GAAP adjustments (7)                                   109,006        440,207
                                                                             ---------      ---------
Operating profit after income tax in accordance with U.S. GAAP               8,690,984      4,205,431
                                                                             =========      =========

Basic earnings per share in accordance with U.S. GAAP                            18.61           9.45
                                                                             =========      =========

Fully diluted earnings per share in accordance with U.S. GAAP                    18.61           9.45
                                                                             =========      =========

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995

33   US GAAP RECONCILIATION (continued)


                                                                              As at          As at
                                                                          30 June 1995   30 June 1994
                                                                                $              $
                                                                            ----------     ----------
Shareholders' equity attributable to members of Gasgoyne Mines NL as
reported under Aust. GAAP                                                   19,369,345     12,283,046

Reconciliation to U.S. GAAP:

     Write-off of exploration expenditure (1)                               (3,550,002)    (2,716,643)
     Prospectus issue costs (2)                                                (79,431)      (166,082)
     Amortisation of option premium (3)                                       (375,000)      (875,000)
     Units of production depreciation (4)                                     (163,666)       (80,054)
     Adjustment to investment in Pilbara Mines NL (6)                          549,461        549,461
     Equity method adjustment for investment in Pilbara Mines NL (5)          (251,197)      (112,216)
     Effect on deferred income tax of change in tax rate (7)                   173,262              0
     Tax effect of U.S. GAAP adjustments (8)                                 1,375,473      1,266,467
     Unrealised gains on available-for-sale securities net of tax (9)           80,353         32,420
     Current Year dividend provided (10)                                     2,813,230      2,115,357
                                                                            ----------     ----------
Adjusted shareholders' equity according to U.S. GAAP                        19,941,828     12,296,756
                                                                            ==========     ==========


(1) Under U.S. GAAP, exploration expenditures must be expensed as incurred. Capitalised exploration expenditures included in shareholders' equity at 1 July 1992 have also been adjusted against shareholders' equity in 1993.

(2) Under U.S. GAAP, costs associated with raising equity are netted off against proceeds received in shareholders' equity. Capitalised prospectus costs included in shareholder' equity at 1 July 1992 have also been adjusted against shareholders' equity in 1993.

(3) Under U.S. GAAP, premiums received from the sale of call option contracts are deferred and amortised over the contract period.

(4) Under U.S. GAAP, units-of-production depreciation and amortisation is calculated using proven and probable reserves and changes in reserves are applied prospectively.

(5) Under U.S. GAAP, earnings of investments in associated companies are accounted for using the equity method of accounting. Consolidated earnings of Pilbara attributable to members of Gasgoyne under Aust. GAAP have been reversed and Pilbara has been equity accounted after making appropriate U.S. GAAP adjustments to Pilbara's financial statements.

(6) Under U.S. GAAP, the investment in Pilbara Mines NL has been adjusted after making appropriate U.S. GAAP adjustments within Pilbara's financial statements for (1), (2) and (5) differences.

(7) Under U.S. GAAP, the effect of a change in tax rate is not recognised until the period in which it was enacted.

(8)     Represents the income tax effect resulting from (1) to (7) above.

(9) Under U.S. GAAP, investments in available-for-sale listed and unlisted securities are recorded at market value.

(10) Under U.S. GAAP, dividends payable are recorded in the period in which they are declared.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

  FOR THE YEAR ENDED 30 JUNE 1995

34   RESTATEMENT OF FINANCIAL STATEMENTS

During the year ended 30 June 1994 Pilbara Mines NL raised $10,568,072 via a public issue of shares. This had the effect of diluting the company's interest in Pilbara Mines from 100% to 35.57%. An extraordinary gain of $2,680,513 (nil tax effect) was reported as income arising on dilution in the published 1994 financial statements.

Paragraph 31 of AASB 1024 "Consolidated Accounts" state that "...Where a subsidiary makes a new issue of capital, the only effect on the consolidated accounts will be an increase in the equity of the economic entity, to the extent that the issue of capital was subscribed by outside equity interests, and a corresponding increase in cash or other assets. The economic entity will not experience any movement in its retained profits or accumulated losses as a result of the capital issue..."

The gain should not, therefore, have been reported as income in the consolidated accounts. Rather, it represented the parent entity's interest in a post acquisition capital issue to outside equity interests of a controlled entity. The financial statements have been amended as follows to comply with AASB 1024:

- consolidated profit after tax for the year ended 30 June 1994 has been reduced by $2,680,513, reversing the extraordinary gain as reported;

- consolidated retained earnings as at 30 June 1995 and 30 June 1994 have been reduced by $2,680,513;

- consolidated share capital attributable to the parent entity as at 30 June 1995 and 30 June 1994 has increased by $2,680,513.

There is no effect on the reported net assets as at 30 June 1995 and 30 June
1994.

INDEPENDENT AUDIT REPORT TO THE DIRECTORS OF COEUR d'ALENE MINES CORPORATION

SCOPE

We have audited the financial statements of Gasgoyne Gold Mines N.L. for the years ended 30 June 1995 and 1994. The financial statements include the consolidated accounts of the economic entity comprising the company and its controlled entity. The company's directors are responsible for the preparation and presentation of the financial statements and the information they contain. We have conducted an independent audit of these financial statements in order to express an opinion on them to the directors of Coeur d'Alene Mines Corporation.

For the reasons set out in note 34, the original financial statements for the years ended 30 June 1995 and 30 June 1994 have been restated. We were not the auditor of the company for the 1994 financial year. We have however, audited the adjustments described in note 34 that were applied to restate the 1995 and 1994 financial statements.

Our audit has been conducted in accordance with Australian Auditing Standards, which do not differ in any material respect from auditing standards generally accepted in the United States, to provide reasonable assurance as to whether the financial statements are free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial statements, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the financial statements are presented fairly in accordance with Australian accounting standards and other mandatory professional reporting requirements (Urgent Issues Group Consensus Views), so as to present a view of the company and of the economic entity which is consistent with our understanding of their financial position and the results of their operations and cash flows.

The audit opinion expressed in this report has been formed on the above basis.

AUDIT OPINION

In our opinion, the restated financial statements of Gasgoyne Gold Mines N.L. are properly drawn up:

               (a) so as to give a true and fair view of the state of affairs as at 30 June 1995 and 1994 and of their profit and cash flows for the two years ended 30 June 1995 of the company and the economic entity; and

               (b) in accordance with applicable Accounting Standards and other mandatory professional reporting requirements.

Accounting principles generally accepted in Australia vary in certain respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of consolidated operating profit for each of the two years ended 30 June 1995 and the determination of consolidated shareholders' equity attributable to shareholders of Gasgoyne Gold Mines NL as at 30 June 1995 and 1994 to the extent indicated in note 33 to the financial statements.




COOPERS & LYBRAND
Chartered Accountants




Perth, Western Australia
23 February 1998.

BALANCE SHEETS
AS AT 30 JUNE 1994


                                                           ECONOMIC ENTITY                     COMPANY
                                                         -------------------------     ------------------------
                                               Notes        1994           1993           1994          1993
                                                             $              $              $              $
                                               ---       -----------    ----------     ----------    ----------
         CURRENT ASSETS
           Cash                                           12,174,918     2,629,333      2,327,685     2,629,332
           Receivables                          5            105,527       243,795        113,679       243,795
           Investments                          6             93,792       173,341         93,792       173,341
           Inventories                          7          1,789,217       904,230      1,789,217       904,230
           Other                                8          1,605,567       341,946      1,604,853       341,946
                                               ---       -----------    ----------     ----------    ----------

           TOTAL CURRENT ASSETS                           15,769,021     4,292,645      5,929,226     4,292,644
                                               ---       -----------    ----------     ----------    ----------

           NON-CURRENT ASSETS
           Investments                         9                  10            10      1,851,661            11
           Property, plant and equipment       10          3,011,607     2,480,045      2,993,806     2,480,045
           Intangibles                         11            827,221       252,734        166,082       252,734
           Other                               12         10,097,303     7,171,010      9,588,455     7,171,010
                                               ---       -----------    ----------     ----------    ----------

           TOTAL NON-CURRENT ASSETS                       13,936,141     9,903,799     14,600,004     9,903,800
                                               ---       -----------    ----------     ----------    ----------

           TOTAL ASSETS                                   29,705,162    14,196,444     20,529,230    14,196,444
                                               ---       -----------    ----------     ----------    ----------

           CURRENT LIABILITIES
           Creditors and borrowings            13          2,196,515     2,867,782      2,117,436     2,867,782
           Provisions                          14          4,464,814     2,640,965      4,464,814     2,640,965
           Other                               15            331,112             -        331,112             -
                                               ---       -----------    ----------     ----------    ----------

           TOTAL CURRENT LIABILITIES                       6,992,441     5,508,747      6,913,362     5,508,747
                                               ---       -----------    ----------     ----------    ----------

           NON-CURRENT LIABILITIES
           Creditors and borrowings            16             68,626        84,493         68,626        84,493
           Provisions                          17          2,084,463     1,585,911      2,471,500     1,585,911
           Other                               18            584,572             -        584,572             -
                                               ---       -----------    ----------     ----------    ----------

           TOTAL NON-CURRENT LIABILITIES                   2,737,661     1,670,404      3,124,698     1,670,404
                                               ---       -----------    ----------     ----------    ----------

           TOTAL LIABILITIES                               9,730,102     7,179,151     10,038,060     7,179,151
                                               ---       -----------    ----------     ----------    ----------

           NET ASSETS                                     19,975,060     7,017,293     10,491,170     7,017,293
                                               ===       ===========    ==========     ==========    ==========

           SHAREHOLDERS' EQUITY
           Share capital                       19          6,762,572     3,913,459      4,082,059     3,913,459
           Reserves                            20            303,500        68,050        303,500        68,050
           Retained profits                                5,216,974     3,035,784      6,105,611     3,035,784
                                               ---       -----------    ----------     ----------    ----------

           Shareholders' equity attributable
           to members of the chief entity                 12,283,046     7,017,293     10,491,170     7,017,293
           Outside equity interests in
           controlled entity                   21          7,692,014             -              -             -
                                               ---       -----------    ----------     ----------    ----------

           TOTAL SHAREHOLDERS' EQUITY                     19,975,060     7,017,293     10,491,170     7,017,293
                                               ===       ===========    ==========     ==========    ==========

The above balance sheets should be read in conjunction with the accompanying notes.

                            PROFIT AND LOSS ACCOUNTS
                         FOR THE YEAR ENDED 30 JUNE 1994


                                                              ECONOMIC ENTITY                 COMPANY
                                                         -------------------------    -------------------------
                                             Notes          1994           1993          1994          1993
                                                              $              $             $              $
                                              ---        -----------   -----------    -----------   -----------
            Operating Revenue                   2         23,918,760    19,466,278     24,984,725    19,466,278
                                              ===        ===========   ===========    ===========   ===========

          Operating profit before income tax    3          8,067,211     7,647,770      9,390,102     7,647,770

          Income tax attributable to
          operating profit                      4          2,758,996     2,706,138      3,146,033     2,706,138

                                              ---        -----------   -----------    -----------   -----------
          Operating profit after income tax                5,308,215     4,941,632      6,244,069     4,941,632

          Outside equity interests in
          operating profit items
          after income tax                                   (47,217)            -              -             -
                                              ---        -----------   -----------    -----------   -----------

          Operating profit after income
          tax attributable to members
          of the Chief Entity                              5,355,432     4,941,632      6,244,069     4,941,632

          Retained profits at the
          beginning of the financial year                  3,035,784       582,819      3,035,784       582,819
                                              ---        -----------   -----------    -----------   -----------

          Total available for appropriation                8,391,216     5,524,451      9,279,853     5,524,451

          Dividends provided for or paid       30          3,174,242     2,488,667      3,174,242     2,488,667
                                              ---        -----------   -----------    -----------   -----------

          Retained profits at the end of the
          financial year                                   5,216,974     3,035,784      6,105,611     3,035,784
                                              ===        ===========   ===========    ===========   ===========

The above profit and loss accounts should be read in conjunction with the accompanying notes.

                            STATEMENTS OF CASH FLOWS
                           FOR YEAR ENDED 30 JUNE 1994


                                                              ECONOMIC ENTITY                 COMPANY
                                                         -------------------------     ------------------------
                                               Notes        1994           1993          1994           1993
                                                              $              $             $              $
                                               ----      -----------    ----------     ----------   -----------
          CASH FLOWS FROM OPERATING
          ACTIVITIES
          Receipts from customers                         23,144,108    19,186,524     23,144,108    19,186,524
          Payments to suppliers and
          employees                                      (17,542,830)  (12,724,933)   (17,339,856)  (12,724,933)
          Interest received                                  262,663       117,485         79,480       117,485
          Interest and other costs of
          finance paid                                       (25,156)      (82,382)       (25,156)      (82,382)
          Income tax paid                                 (1,097,197)            -     (1,097,197)            -
                                               ----      -----------    ----------     ----------   -----------

          Net cash provided by operating
          activities                           28(c)       4,741,588     6,496,694      4,761,379     6,496,694
                                               ----      -----------    ----------     ----------   -----------

          CASH FLOWS FROM INVESTING
           ACTIVITIES
          Payment for mineral exploration
          evaluation and development                      (1,821,644)   (1,118,249)    (1,389,958)   (1,118,249)
          Payments for investments                          (362,219)     (125,003)      (862,219)     (125,004)
          Proceeds from sale of investments                1,255,418        81,966      1,255,418        81,966
          Payment for property, plant and
          equipment                            28(b)      (1,014,500)     (944,249)      (994,825)     (944,249)
          Proceeds from sale of equipment                     71,963        55,000         71,963        55,000
                                               ----      -----------    ----------     ----------   -----------

          Net cash used in investing
          activities                                      (1,870,982)   (2,050,535)    (1,919,621)   (2,050,536)
                                               ----      -----------    ----------     ----------   -----------

          CASH FLOWS FROM FINANCING
           ACTIVITIES
          Proceeds from issue of shares                      404,050       221,050        404,050       221,050
          Payment of prospectus issue expenses              (765,208)            -              -             -
          Proceeds from borrowings                                 -       354,374              -       354,374
          Repayment of borrowings                         (1,024,168)   (2,033,938)    (1,024,168)   (2,033,938)
          Dividends paid                                  (2,516,820)   (2,052,221)    (2,516,820)   (2,052,221)
          Proceeds from issue of shares to
          minority interest in the controlled
          entity                                          10,568,072             -              -             -
                                               ----      -----------    ----------     ----------   -----------

          Net cash from financing activities               6,665,926    (3,510,735)    (3,136,938)   (3,510,735)
                                               ----      -----------    ----------     ----------   -----------

          Net increase (decrease) in cash held             9,536,532       935,424       (295,180)      935,423
          Cash at beginning of the financial
          year                                             2,622,866     1,687,442      2,622,865     1,687,442
                                               ----      -----------    ----------     ----------   -----------

          Cash at the end of the financial
          year                                 28(a)      12,159,398     2,622,866      2,327,685     2,622,865
                                               ====      ===========    ==========     ==========   ===========

The above statements of cash flows should be read in conjunction with the accompanying notes.

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED 30 JUNE 1994

                  STATEMENT OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies adopted by the economic entity in the preparation of the financial statements is set out in this note. The policies adopted are in accordance with applicable Accounting Standards and the Corporations Law, including the disclosure requirements of Schedule 5 of the Corporations Regulations.

(a) HISTORICAL COST

The financial statements have been prepared under the convention of historical cost accounting and do not take into account changing money values.

(b) PRINCIPLES OF CONSOLIDATION

The consolidated accounts comprise the accounts of the company and its controlled entity, Pilbara Mines N. L. A controlled entity is any entity controlled by the company Control exists where the company has the capacity to dominate the decision-making in relation to the financial and operating policies of another entity so that the other entity operates with the company to achieve its objectives.

All inter-company balances and transactions between entities in the economic entity, including any unrealized profits or losses, have been eliminated on consolidation.

Where the controlled entity has entered or left the economic entity during the year, their operating results have been included from the date control was obtained or until the date control ceased.

(c) INTERESTS IN JOINT VENTURES

      1. The economic entity's interests in production joint ventures are brought to account by including the amount of:

           (i) the entity's interest in each of the individual assets employed in the joint ventures;

           (ii) the entity's share of liabilities incurred by the joint ventures, and

           (iii) the entity's interest in the expenses incurred in relation to the joint ventures.

(d) REVENUE RECOGNITION

           (i) Refined gold which is subject to forward sales contracts, is recognised as revenue at the appropriate forward sales price at the point at which the bullion has been refined and is available for delivery. Unrealized gains or losses relating to forward gold sales contracts outstanding at balance date are not reflected in the profit and loss account.

           (ii) Gold delivered as repayment of the gold loan is accounted for as in note 1 (m).

           (iii) Funds received on the sale of call options, other than in circumstances where the call option is related to forward selling arrangements, are recognised as revenue when received.

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED 30 JUNE 1994

(e) INCOME TAX

Tax effect accounting procedures are followed using the liability method of tax effect accounting, whereby the income tax expense for the year is matched with the accounting result after allowance for permanent differences.

Future income tax benefits are not brought to account unless realization of the asset is assured BEYOND reasonable doubt in respect to timing differences, and virtually certain in respect of tax losses.

(f) INVENTORIES

           (i) Ore stockpiles and gold in circuit are valued at the lower of cost and net realisable value. Cost comprises direct material, labour and transportation expenditure incurred in getting inventories to their existing location and condition, together with an appropriate portion of fixed and variable overhead expenditure based on weighted average costs incurred during the period in which such inventories were produced.

           (ii)  Stores and consumables are valued at the lower of
                         weighted average cost and net realisable value.

(g) EXPLORATION AND DEVELOPMENT EXPENDITURE

Exploration, evaluation and development expenditure incurred is accumulated in respect of each identifiable area of interest. These costs are only carried forward to the extent that they are expected to be recouped through the successful development of the area or where activities in the area have not yet reached a stage which permits reasonable assessment of the existence of economically recoverable reserves.

Accumulated costs in relation to an abandoned area are written off in full against profit in the year in which the decision to abandon the area is made.

When production commences, the accumulated costs for the relevant area of interest are amortised over the life of the area according to the rate of depletion of the economically recoverable reserves. Any costs of site restoration are provided for during the relevant production stages and included in the costs of that stage.

A regular review is undertaken of each area of interest to determine the appropriateness of continuing carry forward costs in relation to that area of interest.

(h) RESTORATION, REHABILITATION AND ENVIRONMENTAL COSTS

Restoration, rehabilitation and environmental expenditure to be incurred during the production PHASE of operations is accrued when the need for such expenditure is established and then written off immediately as part of the cost of production of the mine property concerned.

There is no provision in the accounts for restoration, rehabilitation and environmental expenditure to be incurred subsequent to the cessation of production at a mine property.

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENT
                         FOR THE YEAR ENDED 30 JUNE 1994

(i)  PROPERTY, PLANT AND EQUIPMENT

          (i) The cost of each item of buildings, machinery and equipment held at mine sites is written off over its expected economic life. Each item's economic life has due regard both to its own physical life limitations and to present assessments of economically recoverable resources of the mine property at which the item is located, and to possible future variations in those assessments. Estimates of remaining useful lives are made on a regular basis for all assets, with annual reassessments for major items.

                The total net carrying values of mine buildings, machinery and equipment at each mine property are reviewed regularly and, to the extent to which these values exceed their recoverable amounts, (based on undiscounted cash flows), that excess if fully provided against in the financial year in which this is determined.

          (ii) Other assets are depreciated over their expected useful lives on the straight line or reducing balance basis as appropriate.

(j) LEASES

Leased assets, other than operating leases, where substantially all the risks and benefit incident to the ownership of the asset but not the legal ownership are transferred to the company are classified as finance leases. Finance leases are capitalised recording an asset and a liability equal to the present value of the minimum lease payments, including any guaranteed residual value. Leased assets are amortised over their estimated useful lives. Lease payments are allocated between the reduction of the lease liability and the lease interest expense for the period. Lease payments under operating leases are charged as expenses in the periods in which they are incurred.

(k) INTANGIBLES

Intangibles comprise expenses incurred in connection with the prospectus issued by the company and its controlled entity which are being amortised over a period of 5 years commencing from the date of the successful flotation of the shares.

(l) EMPLOYEE ENTITLEMENTS

The amounts expected to be paid to employees for their pro-rata entitlement to annual and sick leave are accrued annually at current pay rates having regard to experience of employee departures and periods of service.

(m) GOLD LOAN

The gold loan is carried in the financial statements at a rate equal to the price of gold at the date of drawdown. Gold delivered as repayment of the loan is recorded as sales and as a reduction of liability at the same historical gold price as at drawdown.

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED 30 JUNE 1994

(n) Segmental Information

The economic entity operates predominantly in the mining industry in Western Australia.

(o) Cash

For the purpose of the statement of cash flows, cash includes:

           (i) cash on hand and in at call deposits with banks or financial institutions, net of bank overdrafts; and

           (ii) investments in money market instruments with less than 14 days to maturity.

(p) Comparative Figures

Where required by Accounting Standards comparative figures have been adjusted to conform with changes in presentation for the current financial year.

(q) Recoverable Amount of Non-current Assets

The recoverable amount of an asset is the net amount expected to be recovered through the net cash inflows arising from its continued use and subsequent disposal.

Where the carrying amount of a non-current asset is greater than its recoverable amount the asset is revealed to its recoverable amount. Where net cash inflows are derived from a group of assets working together, the recoverable amount is determined on the basis of the relevant group of assets.

The expected net cash flows included in determining recoverable amounts of non-current assets are not discounted to their present values.


                                                     ECONOMIC ENTITY                  COMPANY
                                               -------------------------    -------------------------
                                                  1994          1993           1994          1993
                                                    $             $              $             $
                                               -----------   -----------    -----------   -----------
2   OPERATING REVENUE

    Gold sales                                  20,832,079    18,640,278     20,832,079    18,640,278
    Gold call option fee                         1,000,000             -      1,000,000             -
    Royalties received                                   -        65,210              -        65,210
    Sales of investments                         1,255,418        81,966      1,255,418        81,966
    Sales of plant and equipment                    71,963        55,000         71,963        55,000
    Interest received                              262,663       122,032         79,480       122,032
    Sales of tenements                                   -             -      1,250,000             -
    Other income                                   496,637       501,792        495,785       501,792
                                               -----------   -----------    -----------   -----------

                                                23,918,760    19,466,278     24,984,725    19,466,278
                                               ===========   ===========    ===========   ===========

3   OPERATING PROFIT

    The operating profit before income tax
    has been determined after crediting and
    charging the following specific items:

)   Crediting as income

    Interest received from unrelated
    corporations                                   262,663       122,032         79,480       122,032
    Profit on share trading                              -        13,365              -        13,365
    Profit on disposal of plant and equipment       (2,014)        4,160         (2,014)        4,160
    Profit on the sale of investments              915,300             -        915,300             -

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED 30 JUNE 1994


                                                    ECONOMIC ENTITY                     COMPANY
                                                ------------------------     ------------------------
                                                   1994          1993          1994            1993
                                                    $             $              $               $
                                                ----------    ----------     ----------     ---------
b)  CREDITING AS ABNORMAL
    Profit on sale of tenements                          -             -      1,172,838             -
    Gold call option fee                         1,000,000             -      1,000,000             -
                                                ----------    ----------     ----------     ---------

                                                 1,000,000             -      2,172,838             -
                                                ----------    ----------     ----------     ---------

    Income tax at 33%                              330,000             -        717,037             -
                                                ----------    ----------     ----------     ---------

c)  CHARGING AS EXPENSES

    Amortisation - assets under finance leases      28,909        21,740         28,909        21,740
    - prospectus issue expenses                    144,043        86,651         86,652        86,651
    - exploration expenses                         439,281       366,438        439,281       366,438
    Depreciation - plant and equipment             396,268       618,673        394,394       618,673
    Exploration expenditure on areas
    written off                                          -       177,312              -       177,312
    Interest paid to unrelated corporations         12,513        72,517         12,513        72,517
    Lease finance charges                           12,643         9,864         12,643         9,864
    Operating lease rentals                         44,564        39,771         44,564        39,771
    Royalties paid                                       -       574,105              -       574,105
    Provision for employee entitlements              3,089        28,647          3,089        28,647

4   INCOME TAX

    Operating profit before income tax           8,067,211     7,647,770      9,390,102     7,647,770
                                                ----------    ----------     ----------     ---------

    Income tax @ 33% (1993 - 39%)                2,662,180     2,982,630      3,098,734     2,982,630
                                                ----------    ----------     ----------     ---------

    Permanent differences
    - Amortisation of prospectus expenses           47,534        33,794         28,595        33,794
    - Other                                         38,435        25,768         18,704        25,768
                                                ----------    ----------     ----------     ---------

                                                 2,748,149     3,042,192      3,146,033     3,042,192

    Utilization of unrecognized future
    income tax benefits of prior years                   -       (47,707)             -       (47,707)

    Effect on deferred income tax of change
    in tax rate from 39% to 33%                          -      (288,347)             -      (288,347)

    Future income tax benefits not recognised       10,847             -              -             -
                                                ----------    ----------     ----------     ---------

    Income tax attributable to operating
    profit                                       2,758,996     2,706,138      3,146,033     2,706,138
                                                ==========    ==========     ==========     =========

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED 30 JUNE 1994


                                                             ECONOMIC ENTITY                    COMPANY
                                                          ------------------------     ------------------------
                                                            1994           1993          1994            1993
                                                              $             $              $               $
                                                          ----------    ----------     ----------    ----------
              Provision for income tax                     2,260,444     1,120,227      2,260,444     1,120,227
              Provision for deferred income tax              498,552     1,585,911        885,589     1,585,911
                                                          ----------    ----------     ----------    ----------
                                                           2,758,996     2,706,183      3,146,033     2,706,138
                                                          ----------    ----------     ----------    ----------

               The future income tax benefit of $l0,847 attributable to tax losses of the controlled entity has not been brought to account as realization of the benefit is not virtually certain. The benefit will only be obtained if:

               (a)  the controlled entity derives
                    future assessable income of a
                    nature and of an amount
                    sufficient to enable the
                    benefit from the deductions
                    for the loss to be realized;

               (b)  the controlled entity
                    continues to comply with the
                    conditions for deductibility
                    imposed by tax legislation;
                    and

               (c)  no changes in tax legislation
                    adversely affect the
                    controlled entity in realizing
                    the benefit from the
                    deductions for the loss.

          5   CURRENT ASSETS - RECEIVABLES
              Trade debtors                                   47,536       243,795         55,833       243,795
              Other debtors                                   57,991             -         57,846             -
                                                          ----------    ----------     ----------    ----------

                                                             105,527       243,795        113,679       243,795
                                                          ==========    ==========     ==========    ==========

          6   CURRENT ASSETS - INVESTMENTS

              Investment listed on a prescribed
              stock exchange at cost                          93,792       173,341         93,792       173,341
                                                          ----------    ----------     ----------    ----------
                              Market Value                   142,180     1,099,452        142,180     1,099,452
                                                          ==========    ==========     ==========    ==========

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED 30 JUNE 1994


                                                      ECONOMIC ENTITY                 COMPANY
                                                 ------------------------     ------------------------
                                                    1994           1993          1994            1993
                                                     $              $             $               $
                                                 ----------      --------     ----------      --------
 7   CURRENT ASSETS - INVENTORIES
     Ore stockpiles                               1,226,977       569,351      1,226,977       569,351
     Gold in circuit                                161,493       191,142        161,493       191,142
     Stores and consumables                         400,747       143,737        400,747       143,737
                                                 ----------      --------     ----------      --------

                                                  1,789,217       904,230      1,789,217       904,230
                                                 ==========      ========     ==========      ========

 8   CURRENT ASSETS - OTHER
     Prepayments                                     74,092        49,031         73,378        49,031
     Gold on metal account                        1,531,475       292,915      1,531,475       292,915
                                                 ----------      --------     ----------      --------

                                                  1,605,567       341,946      1,604,853       341,946
                                                 ==========      ========     ==========      ========

 9   NON-CURRENT ASSETS - INVESTMENTS

     Investments in unlisted companies at cost           10            10             10            10
     Investment in controlled entity at cost              -             -      1,851,651             1
                                                 ----------      --------     ----------      --------

                                                         10            10      1,851,661            11
                                                 ==========      ========     ==========      ========

     The controlled entity is a listed company

     Market value of tradeable shares                     -             -        100,000             -
     Cost of escrowed shares                              -             -      1,750,000             -

10   NON-CURRENT ASSETS - PROPERTY, PLANT
     AND EQUIPMENT

     Freehold land at cost                           44,160        41,189         44,160        41,189
                                                 ----------      --------     ----------      --------

     Buildings at cost                              611,531       237,307        611,531       237,307
     Less: accumulated depreciation                 133,507        63,916        133,507        63,916
                                                 ----------      --------     ----------      --------

                                                    478,024       173,391        478,024       173,391
                                                 ==========      ========     ==========      ========

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                FOR THE YEAR ENDED 30 JUNE 1994


                                                     ECONOMIC ENTITY                   COMPANY
                                                 ------------------------     ------------------------
                                                    1994          1993           1994          1993
                                                     $              $             $              $
                                                 ----------    ----------     ----------    ----------
     Plant and equipment, at cost                 3,535,095     2,974,780      3,515,420     2,974,780
     Less: accumulated depreciation               1,116,125       806,088      1,114,251       806,088
                                                 ----------    ----------     ----------    ----------

                                                  2,418,970     2,168,692      2,401,169     2,168,692
                                                 ----------    ----------     ----------    ----------

     Plant and equipment under lease                118,311       129,683        118,311       129,683
     Less: amortisation                              47,858        32,910         47,858        32,910
                                                 ----------    ----------     ----------    ----------

                                                     70,453        96,773         70,453        96,773
                                                 ----------    ----------     ----------    ----------

                                                  3,011,607     2,480,045      2,993,806     2,480,045
                                                 ==========    ==========     ==========    ==========

11   NON-CURRENT ASSETS - INTANGIBLES

     Prospectus issue expenses                    1,151,523       432,993        432,993       432,993
     Less: amortisation                             324,302       180,259        266,911       180,259
                                                 ----------    ----------     ----------    ----------

                                                    827,221       252,734        166,082       252,734
                                                 ==========    ==========     ==========    ==========

12   NON-CURRENT ASSETS - OTHER

     Deferred mining costs (a)                    4,682,483     3,138,553      4,682,483     3,138,553

     Expenditure on mineral exploration
     evaluation and development (b)               5,414,820     4,032,457      4,905,972     4,032,457
                                                 ----------    ----------     ----------    ----------

                                                 10,097,303     7,171,010      9,588,455     7,171,010

                                                 ==========    ==========     ==========    ==========

12 (a) Deferred mining costs represent costs of mining waste in excess of the estimated ratio of waste to ore over the mine life.

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                         FOR THE FOR ENDED 30 JUNE 1994


                                                      ECONOMIC ENTITY                  COMPANY
                                                 ------------------------     ------------------------
                                                    1994          1993           1994          1993
                                                      $            $              $              $
                                                 ----------    ----------     ----------    ----------
12   (b) Expenditure on mineral
         exploration evaluation and
         development on areas of
         interest represents:

     - in the exploration or evaluation phase     3,225,491     1,968,230      2,716,643     1,968,230
                                                 ----------    ----------     ----------    ----------
     - in which production has commenced          3,229,949     2,665,566      3,229,949     2,665,566
     Less: accumulated amortisation               1,040,620       601,339      1,040,620       601,339
                                                 ----------    ----------     ----------    ----------
                                                  2,189,329     2,064,227      2,189,329     2,064,227
                                                 ----------    ----------     ----------    ----------
                                                  5,414,820     4,032,457      4,905,972     4,032,457
                                                 ==========    ==========     ==========    ==========

     The carrying value of mineral
     exploration, evaluation and development
     expenditure is dependent upon the
     discovery and exploitation of
     commercially viable mineral deposits,
     the generation of sufficient future
     income therefrom or sale for at least
     carrying value.

13   CURRENT LIABILITIES -
     CREDITORS & BORROWINGS

     Bank overdraft                                  15,520         6,467              -         6,467
     Trade creditors                              1,312,527       950,170      1,255,968       950,170
     Other creditors                                847,368       893,932        840,368       893,932
     Lease liabilities                               21,100        22,517         21,100        22,517
     Gold loan, secured                                   -       994,696              -       994,696
                                                 ----------    ----------     ----------    ----------

                                                  2,196,515     2,867,782      2,117,436     2,867,782
                                                 ==========    ==========     ==========    ==========

14   CURRENT LIABILITIES - PROVISIONS

     Employee entitlements                           65,983        62,803         65,983        62,803
     Dividends                                    2,115,357     1,457,935      2,115,357     1,457,935
     Income tax                                   2,283,474     1,120,227      2,283,474     1,120,227
                                                 ----------    ----------     ----------    ----------

                                                  4,464,814     2,640,965      4,464,814     2,640,965
                                                 ==========    ==========     ==========    ==========

15   CURRENT LIABILITIES - OTHER

     Prepaid gold sales and fees                    331,112             -        331,112             -
                                                 ==========    ==========     ==========    ==========

16   NON CURRENT LIABILITIES - CREDITORS
     AND BORROWINGS

     Lease Liabilities                               68,626        84,493         68,626        84,493
                                                 ==========    ==========     ==========    ==========

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED 30 JUNE 1994


                                                     ECONOMIC ENTITY                   COMPANY
                                                 ------------------------     ------------------------
                                                    1994          1993           1994          1993
                                                      $             $              $             $
                                                 ----------    ----------     ----------    ----------
17   NON-CURRENT LIABILITIES - PROVISIONS

     Deferred income tax                          2,084,463     1,585,911      2,471,500     1,585,911
                                                 ==========    ==========     ==========    ==========

18   NON CURRENT LIABILITIES - OTHER

     Prepaid gold sales and fees                    584,572             -        584,572             -
                                                 ==========    ==========     ==========    ==========

19   SHARE CAPITAL

     AUTHORISED
     100,000,000 shares of 20 cents each         20,000,000    20,000,000     20,000,000    20,000,000

     ISSUED AND PAID UP
     42,292,293 ordinary shares of 20 cents
     each (1993 - 41,449,293)                     8,458,459     8,289,859      8,458,459     8,289,859
     Discount on shares                          (4,376,400)   (4,376,400)    (4,376,400)   (4,376,400)
                                                 ----------    ----------     ----------    ----------

                                                  4,082,059     3,913,459      4,082,059     3,913,459
     Company's share in new issues of capital
     by controlled entity (refer to note 33)      2,680,513             -              -             -
                                                 ----------    ----------     ----------    ----------

                                                  6,762,572     3,913,459      4,082,059     3,913,459
                                                 ==========    ==========     ==========    ==========


19.1 Movement in parent entity issued
     share capital                                             Number                   $
                                                             ----------            ---------
     Opening balance                                         41,449,293            3,913,459
     Allotted on conversion of options                          843,000              168,600
                                                             ----------            ---------
                                                             42,292,293            4,082,059
                                                             ==========            =========


     19.2 At balance date the company had on issue the following unquoted options to subscribe for ordinary shares exercisable on or before 30 June 1997


1994         1993        Exercise      Expiry
                          Price         Date
-------      ---------     -----     ------------
830,000      1,665,000     $0.47     30 June 1997
 92,000        100,000     $1.45     30 June 1997
121,000              -     $2.24     30 June 1997


     19.3 At balance date the controlled entity had on issue to persons not being members of the economic entity, 30,420,146 options to subscribe for ordinary shares in the controlled entity at an exercise price of 20 cents per share, exercisable on or before 30 June 1998.

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED 30 JUNE 1994


                                                      ECONOMIC ENTITY                  COMPANY
                                                  -----------------------       ----------------------
                                                    1994           1993           1994          1993
                                                     $               $             $              $
                                                  ---------       -------       --------       -------
20   RESERVES

     Share Premium at beginning of year              68,050        10,000         68,050        10,000
     On conversion of 872,037 options at a
     premium of 27 cents per share                  235,450        58,050        235,450        58,050
                                                  ---------       -------       --------       -------

                                                    303,500        68,050        303,500        68,050
                                                  =========       =======       ========       =======

21   OUTSIDE EQUITY INTERESTS IN
     CONTROLLED ENTITY

     Outside equity interest comprises:
     Share capital                                7,786,813             -             --            --

     Accumulated losses                             (94,799)            -              -             -
                                                  ---------       -------       --------       -------

                                                  7,692,014             -             --            --
                                                  =========       =======       ========       =======

  The outside equity interests in the issued and paid-up capital of the controlled entity comprises 52,840,362 fully paid ordinary shares of 20 cents each. The share capital held by the company, prior to the issue to outside equity interests, was issued at a discount.

22   COMMITMENTS

     22.1 EXPLORATION AND DEVELOPMENT EXPENDITURE

          In order to maintain the exploration leases, licenses and permits in which the company and other joint venturers are involved, all participants are committed to fulfil the minimum annual expenditure conditions under which the tenements are granted. These obligations may be varied from time to time, subject to approval, and are expected to be fulfilled in the normal course of operations of the company.

     22.2 INTERESTS IN JOINT VENTURE

          The company has entered into joint ventures with other parties for the purpose of exploiting and developing its mining tenements. If a participant to a joint venture defaults and fails to contribute its share of joint venture obligations, then the joint venturers are jointly and severally liable to meet the obligations of the defaulting venture. In this event the interest in the tenement held by the defaulting participant may be redistributed to the remaining joint venturers. In the event of a default, a commitment exists in respect of expenditure commitments due to be met by the company's defaulting joint venture partner.

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED 30 JUNE 1994


                                                    ECONOMIC ENTITY                   COMPANY
                                                  ---------------------       ----------------------
                                                   1994           1993          1994           1993
                                                     $              $            $               $
                                                  -------       -------       --------       -------
   22.3 Lease Commitments

   (a)  Finance leases - plant &
        equipment
        due within 1 year                          30,267        34,359         30,267        34,359
        due within 1-2 years                       32,102        28,547         32,102        28,547
        DUE WITHIN 2-5 years                       44,549        72,716         44,549        72,716
                                                  -------       -------       --------       -------

        Minimum lease payments                    106,918       135,622        106,918       135,622
        Less: future finance charges               17,192        28,612         17,192        28,612
                                                  -------       -------       --------       -------

        Provided for in the accounts               89,726       107,010         89,726       107,010
                                                  =======       =======       ========       =======

   (b)  Non-cancellable operating
        leases
        due within 1 year                               -        39,864              -        39,864
        due within 1-2 years                      101,250        36,542        101,250        36,542
        due within 2-5 year                       573,750             -        573,750            --
                                                  -------       -------       --------       -------

        Not provided for in the
        accounts                                  675,000        76,406        675,000        76,406
                                                  =======       =======       ========       =======

 22.4 Forward Sales Contracts

      At balance date the company had outstanding gold par forward sales contracts for 144,346 (1993-117,599) ounces at an average price of $570 (1993-$492) per ounce.

 22.5 Gold Call Option

      At balance date the company had outstanding a gold call option expiring 28 March 1996 to deliver 22,325 ounces at a price of $580 per ounce exercisable by the option holder.

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED 30 JUNE 1994

23   JOINT VENTURES

23.1 The economic entity has interests in the following unincorporated joint ventures:


  JOINT VENTURE                PRINCIPAL ACTIVITIES                   PERCENTAGE INTEREST
                                                                      1994            1993
 ------------------------      ----------------                       ----            ----
 COMPANY
 Yilgarn Star Exploration      Gold Exploration                       50                50
 Yilgarn Star Production       Production from Yilgarn Star Mine      50                50
 Star Milling                  Operation of Burbidge Gold Plant       50                50
 Marvel Loch                   Gold Exploration                       50                50
 Boodarding                    Gold Exploration                       44.25             44.25
 McGowans Find                 Gold Exploration                       45*               45
 Toomey Hills                  Gold Exploration                       47.5*             47.5
 Centenary                     Gold Exploration                       Nil               47.5
 Dulcie                        Gold Exploration                       24.5*             40
 LSD                           Gold Exploration                       95                95
 Polar Bear                    Gold Exploration                       25                17.5
 Wilga Well                    Gold Exploration                       90*               90
 Sunrise Dam                   Gold Exploration                       80*               Nil
 Norseman                      Gold Exploration                      100                35
 Wilga Well West               Gold Exploration                       80                Nil
 Sunrise Dam West              Gold Exploration                       80                80
 Olga Rocks                    Gold Exploration                       45*               Nil
 Salt Creek                    Base Metal Exploration                 Nil               85

CONTROLLED ENTITY

Whim Creek                     Base Metal Exploration                 70*               70
Mt Fraser                      Base Metal Exploration                 51*               51


* Earning interest in accordance with respective joint venture agreements.


23.2 JOINT VENTURE ASSETS AND LIABILITIES

The company's share of assets and liabilities in the above joint ventures has been included in the balance sheet of the company under the following classifications.


                                                     ECONOMIC ENTITY                     COMPANY
                                                 -----------------------      -----------------------
                                                   1994          1993           1994          1993
                                                     $             $             $              $
                                                 ---------     ---------      ---------     ---------
    CURRENT ASSETS
    Cash                                           123,703       372,391        123,703       372,391
    Receivables                                     57,846       129,502         57,846       129,502
    Inventories                                  1,789,217       904,230      1,789,217       904,230
    Other                                           54,514        32,096         54,514        32,096
                                                 ---------     ---------      ---------     ---------

    TOTAL CURRENT ASSETS                         2,025,280     1,438,219      2,025,280     1,438,219
                                                 =========     =========      =========     =========

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED 30 JUNE 1994


                                               ECONOMIC ENTITY                   COMPANY
                                            ------------------------     ------------------------
                                               1994          1993           1994           1993
                                                 $             $              $              $
                                            ----------     ---------     ----------     ---------

NON-CURRENT ASSETS
Property, plant and equipment                2,714,217     2,280,288      2,714,217     2,280,288
Other - Exploration evaluation
and development                              3,907,911     2,726,076      3,703,958     2,726,076
- Deferred mining                            4,682,483     3,138,553      4,682,483     3,138,553
                                            ----------     ---------     ----------     ---------
TOTAL NON-CURRENT ASSETS                    11,304,611     8,144,917     11,100,658     8,144,917
                                            ----------     ---------     ----------     ---------
TOTAL ASSETS                                13,329,891     9,583,136     13,125,938     9,583,136
                                            ==========     =========     ==========     =========

CURRENT LIABILITIES
Creditors and borrowings                     1,992,234     1,722,163      1,992,234     1,722,163
Provisions                                      55,686        40,861         55,686        40,861
                                            ----------     ---------     ----------     ---------

TOTAL LIABILITIES                            2,047,920     1,763,024      2,047,920     1,763,024
                                            ==========     =========     ==========     =========

23.3 JOINT VENTURE CONTRIBUTIONS

The net contribution of joint venture
activities to operating profit before
income tax may be summarized as follows:

Share of costs incurred by production
joint ventures                              13,520,368     9,920,245     13,520,368     9,920,245
Additional costs incurred by company           338,285       645,396        338,285       645,396
                                            ----------     ---------     ----------     ---------

                                            13,858,653    10,565,641     13,858,653    10,565,641

Revenue from sale of company share
of gold produced and other income
of joint ventures                           21,175,665    19,038,674     21,175,665    19,038,674
                                            ----------     ---------     ----------     ---------

Net contribution                             7,317,012     8,473,033      7,317,012     8,473,033
                                            ==========     =========     ==========     =========

     23.4 CONTINGENT LIABILITY

     Participants in the Yilgarn Star Production Joint Venture, being the Company, Orion Resources N.L. ("Orion") and Gemini Mining Pty Ltd ("Gemini") were served with a Writ issued by Boral out of the Supreme Court of Western Australia claiming damages for alleged breach of contract in the sum of $4,991,832.03, together with interest and costs.

     The Company, Orion and Gemini ("Yilgarn Star Participants") intend to vigorously defend the action by Boral. Based upon advice received by the solicitors and Counsel engaged to review Boral's claims, it is the view of the Yilgarn Star Participants that Boral's claims have no foundation and that the Yilgarn Star Participants have no liability to Boral.

     The Company has received a claim from Orion Resources NL, the manager of the Star Milling Joint Venture in which the company is a participant. The claim is seeking repayment of milling tolls earned by the joint venture, which were incorrectly allotted by the manager to the account of the Company. The Company is still assessing the basis of the claim.

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED 30 JUNE 1994


                                                      ECONOMIC ENTITY                  COMPANY
                                                    ---------------------        ---------------------
                                                     1994          1993           1994          1993
                                                       $             $              $             $
                                                    -------       -------        -------       -------

24   REMUNERATION OF THE DIRECTORS

     Amounts received, or due and
     receivable by directors of the
     company from the company
     and its controlled entity                                                   434,235       275,433

     Amounts received, or due and
     receivable by directors of each
     entity in the economic entity from
     the company and its
     controlled entity                              434,235       275,433

     Directors remuneration includes
     superannuation payments and is
     disclosed in accordance with class
     order 94/947 "Disclosure of Directors
     Remuneration" issued by the
     Australian Securities Commission.

     Number of directors of the company
     whose remuneration was within the
     following bands:

           $      0     -     9,999                                                    1             1
           $ 10,000     -    19,999                                                    1             1
           $ 30,000     -    39,999                                                    -             1
           $ 40,000     -    49,999                                                    -             1
           $ 50,000     -    59,999                                                    -             1
           $ 60,000     -    69,999                                                    -             -
           $ 70,000     -    79,999                                                    1             -
           $ 80,000     -    89,999                                                    1             -
           $120 000     -   129 999                                                    1             1
           $130 000     -   139 999                                                    1             -

25   AUDITORS' REMUNERATION

Amounts received, or due and receivable by the auditors for:

     (a)  Auditing the accounts of the
          company                                    22,250        15,100         15,250        15,100
     (b)  Other services                             10,575         2,525          2,075         2,525

26   RELATED PARTY TRANSACTIONS

The directors of the company during the year were P G Crabb, R W Crabb, R J Dunn, D Dunnet (resigned 29 November 1993), B J Hurley and D J Porter.

     (a)  Directors' remuneration and superannuation is disclosed in note 24.

     (b) Legal fees of $97,822 (1993 - $56,791) were paid by the economic entity and joint ventures in which it has an interest in the normal course of business to a firm in which R W Crabb is a partner.

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED 30 JUNE 1994


     (c) Consultancy fees totalling $309,635 (1993 - $202,493) were paid to P G Crabb, R J Dunn, D Dunnct, B J Hurley, D J Porter and their director related entities by the economic entity and joint ventures in which it has an interest for services relating to exploration activities, and is included in directors' remuneration.

     (d) Aggregate amounts receivable from and payable to directors and their director related entities at the end of the financial year were $1,071 (1993 - $6,938) and $26,769 (1993 - $1,935) respectively.

     (e) The company has entered into joint venture agreements with Orion Resources N L, a company of which D Dunnet (a former director) is a director and Bredelle Pty Ltd a company in which R W Crabb has an interest.

     (f) Directors and their related entities acquired, on normal commercial terms and conditions and at market rates, the following equity interests in companies in the economic entity during the year.

                                                        Number of            Number of
                                                         Shares               Options
                                                       ----------            ---------

          Gasgoyne Gold Mines N.L.
          On exercise of options                         695,000

          Pilbara Mines N L
          Pursuant to a prospectus                     4,145,818             1,947,909

     (g)  Directors and their related entities
          hold the following equity interests in
          companies in the economic entity at
          balance date.

          Gasgoyne Gold Mines N.L.                    15,602,615               395,000

          Pilbara Mines N L                            4,145,818             1,947,909

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED 30 JUNE 1994


27   CONTROLLED ENTITY

     The controlled entity and contributions to consolidated profit:

                                                                                             Contribution To
                                                                                               Consolidated
                                                                                             Operating profit
                                                                                             after income tax
                                                                                             attributable to
                              Country Of               %                Investment            members of the
                              Incorporation           Owned               At Cost              Chief Entity
                                                 1994        1993       1994      1993       1994        1993
                                                   $           $          $         $          $           $
                              -------------      ----        ----       ----      ----       ----        ----
CHIEF ENTITY:
Gasgoyne Gold Mines N.L.      Australia                                                  5,458,268     4,941,632

CONTROLLED ENTITY:
Pilbara Mines N.L.            Australia          36.8       100.0     1,851,651     1     (102,836)           --
                                                                                         ---------     ---------
                                                                                         5,355,432     4,941,632
                                                                                         =========     =========

     Pilbara Mines NL (previously Gasgoyne Metals NL) is considered a controlled entity because the company has the capacity to dominate the decision making in relation to the financial and operating policies of the controlled entity so that the controlled entity operates with the company to achieve its objectives.

28   NOTES TO THE STATEMENT OF CASH FLOWS

     (a)  RECONCILIATION OF CASH

          For the purposes of the statement of cash flows, cash includes cash on hand and in banks and investments in money market instruments, net of outstanding bank overdrafts. Cash at the end of the financial year as shown in the statement of cash flows is reconciled to the related items in the balance sheet as follows:

                                    ECONOMIC ENTITY                  COMPANY
                               ------------------------      -----------------------
                                  1994           1993           1994         1993
                                    $              $              $            $
                               ----------     ---------      ---------     ---------

 Cash                             305,839       413,127        305,839       413,126
 Deposits at call              11,869,079     2,216,206      2,021,846     2,216,206
 Bank overdraft                   (15,520)       (6,467)             -        (6,467)
                               ----------     ---------      ---------     ---------
                               12,159,398     2,622,866      2,327,685     2,622,865
                               ==========     =========      =========     =========

Deposits at call includes $283,050 to secure a bank guarantee to the lessor of the company's office premises.

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED 30 JUNE 1994


     (b)  NON-CASH FINANCING AND INVESTING ACTIVITIES

          During the year the economic entity and the company acquired plant and equipment with an aggregate fair value of $12,188 (1993 - $103,323) by means of finance leases. These acquisitions are not reflected on the statement of cash flows.

          During the year, the company received 29,166,666 ordinary fully paid shares of 20 cents par (discount of 14 cents) and 10,416,666 options to subscribe for ordinary fully paid shares at a price of 20 cents (exerciseable on or before 31 May 1998) in Pilbara Mines NL. This was in consideration for the sale of mining tenements to Pilbara Mines NL and the conversion of existing loans to the company.

                                                           ECONOMIC ENTITY                 COMPANY
                                                       -----------------------      -----------------------
                                                          1994          1993           1994          1993
                                                       ---------     ---------      ---------     ---------
                                                           $             $              $              $
     (c)   RECONCILIATION OF NET CASH
           PROVIDED BY OPERATING ACTIVITIES
           TO OPERATING PROFIT AFTER INCOME
           TAX

           Operating profit after income tax           5,308,215     4,941,632      6,244,069     4,941,632
           Depreciation                                  396,268       618,673        394,394       618,673
           Amortisation                                  612,233       474,829        554,842       474,829
           Profit on sale of investments                (915,300)      (13,365)      (915,300)      (13.365)
           Profit on sale of equipment                    (2,014)       (4,160)        (2,014)       (4,160)
           Exploration costs written off                       -       177,312              -       177,312
           Profits on sale of tenements                        -             -     (1,172,838)            -


           Movements in -
           Provision for income tax                    1,163,247     1,120,227      1,163,247     1,120,227

           Movements in -
           Provision for deferred income tax             498,552     1,585,911        885,589     1,585,911
           Change in assets and liabilities
           Decrease in debtors                           138,268      (101,187)       130,116      (101,187)
           Decrease/(Increase) in inventories           (884,987)      371,012       (884,987)      371,012
           Decrease/(Increase) in prepaid expenses       (25,061)       13,497        (24,347)       13,497
           Increase in gold on metals accounts        (1,238,560)      (20,756)    (1,238,560)      (20,756)
           Increase in deferred mining costs          (1,543,930)   (3,138,553)    (1,543,930)   (3,138,553)
           Increase in creditors                         315,793       442,975        252,234       442,975
           Increase in provision for employee
           entitlements                                    3,180        28,647          3,180        28,647
           Increase in deferred gold sales and
           fees                                          915,684             -        915,684             -

           Net cash provided by operating
           activities                                  4,741,588     6,496,694      4,761,379     6,496,694

     29    EARNINGS PER SHARE

           Basic earnings per share (cents per share)      12.64          12.0
           Diluted earnings per share (cents per
           share)                                          12.41          11.8

           a)  Weighted average number of ordinary
               shares outstanding during the year
               used in calculation of basic earnings
               per share                              42,010,011    41,041,793

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED 30 JUNE 1994


     (b)  CLASSIFICATION OF SECURITIES

          Diluted earnings per share is calculated after classifying 922,000 options exercisable at below market price at balance date as potential ordinary shares.

          121,000 options have not been considered dilutive as they are exercisable at above market price.

30   DIVIDENDS PAID AND PROPOSED

                                                               ECONOMIC ENTITY                  COMPANY
                                                           -----------------------      -----------------------
                                                             1994          1993           1994           1993
                                                               $             $              $              $
                                                           ---------     ---------      ---------     ---------

         Interim ordinary dividend of 2.5 cents per
         share paid 28 February 1994 (unfranked
         100%, 1993 - unfranked 100%)
                                                           1,059,627     1,030,732      1,059,627     1,030,732
         Proposed final ordinary dividend of 5
         cents per share (fully franked, 1993
         unfranked 100%)
                                                           2,114,615     1,457,935      2,114,615     1,457,935
                                                           ---------     ---------      ---------     ---------
                                                           3,174,242     2,488,667      3,174,242     2,488,667
                                                           =========     =========      =========     =========


31   EVENTS OCCURRING AFTER BALANCE DATE

Since 30 June 1994 the following significant events have occurred:

     (a) On 1 September 1995 the company announced that it had entered into a Facility Agreement with Citibank Limited to provide a line of credit to a maximum of $10,500,000 which may be drawn by the company in cash or the gold equivalent thereof. The facility is for a period of three years;

     (b) On 6 September 1995 the company dispatched the takeover offer documents to the controlled entity's share and option holders. The consideration being offered by the company for:

          (i) the acquisition of the controlled entity shares is the allotment and issue of one company share credited as fully paid for every 12 controlled entity shares; and

          (ii) the acquisition of the controlled entity options is the allotment and issue of one company share credited as fully paid for every 40 of controlled entity options.

     The offer was subject to specified conditions as outlined in the company's offer documents which were dispatched to share and option holders on 6 September 1995.

     As at 27 September 1995 the company and its associates were entitled to 64,492,614 (75.97%) of the controlled entity shares (of which 31,366,671 are held directly by the company) and 31,177,166 controlled entity options (of which 14,583,332 are directly held by the company).

     Subsequent to 27 September 1995, 100% of the shares and options were acquired.

     From 21 April 1997, Gasgoyne Gold Mines NL sold its interest in Pilbara Mines NL and it ceased to be a controlled entity;

     (c) On 13 September 1995, the company and its joint venture partner, Lone Star Exploration NL, gave notice of exercise of the Option in relation to the Awak Mas Gold Project and paid the first payment of US$1 million. The company's equity holding in the Awas Mas Gold Project was 45%. Balance of consideration under the Masmindo Option Agreement was $US3 million. In 1997, the company entered into an agreement to sell its interest in the Awak Mas Gold Project in Indonesia. Under the contract the settlement was deferred until 8 January 1998;

     (d) The allotment in 1996 of 4,471,000 fully paid ordinary shares on the conversion of options at various premiums;

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED 30 JUNE 1994


31   EVENTS OCCURRING AFTER BALANCE DATE  (continued)

     (e) The allotment of 3,877,881 fully paid ordinary shares in the 1995 and 1996 financial years pursuant to the Dividend Reinvestment Program;

     (f) During 1996, pursuant to a takeover offer, Sons of Gwalia Limited acquired a controlling interest in the Company. Coeur d'Alene Mines Corporation became a significant shareholder;

     (g) In 1997, it was agreed between the shareholders of the company that all the attributable gold production of Gasgoyne Gold Mines be sold to Sons of Gwalia Ltd and Coeur d'Alene Mines Corporation, in accordance with their respective ownership interests, at the total cost of production; and

     (h) During 1997, 1,509,335 fully paid ordinary shares of 20 cents were cancelled and extinguished under a capital reduction program approved by the Supreme Court of New South Wales.

Further details on the above events can be obtained in the subsequent year's annual reports.

32   U.S. GAAP RECONCILIATON

Financial statements in the United States are prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"). In Australia, financial statements are prepared in accordance with accounting standards issued by the Australian Accounting Standards Board ("Aust. GAAP") which are codified in Australian Corporations Law.

The principal differences between U.S. GAAP and Aust. GAAP as they relate to Gasgoyne are summarised below:

EXPLORATION EXPENDITURES

Gasgoyne defers ongoing exploration expenditures until the viability of a project is determined. If a decision is made to proceed with a project the expenditures are amortised over the life of the mine. If a decision is made to abandon a project the expenditures are written off at the time of such determination. Under U.S. GAAP, exploration expenditures incurred prior to the entry of the mine site development stage are expensed as incurred. A mine generally enters this stage when a decision is made to develop the site based on completion of a favourable feasibility study. Following completion of a favourable feasibility study, pre-production exploration expenditures are capitalised and amortised using the units-of-production method based on proven and probable reserves.

PROSPECTUS ISSUE COSTS

Gasgoyne capitalizes prospectus costs incurred in raising equity and amortizes them over five years. Under U.S. GAAP, costs associated with a raising equity are netted off against the proceeds obtained from the offering.

OPTION PREMIUMS ON GOLD CALL OPTIONS

In 1994, Gasgoyne recognised income of $1,000,000 for premiums received on the sale of a gold call option contract. Under U.S. GAAP, the premiums received on this call option would be deferred and recognised over the contract period. In addition, the gold call option would be marked to market to the extent that any losses were expected to be incurred under this option contract.

UNITS OF PRODUCTION DEPRECIATION AND AMORTISATION

Gasgoyne amortizes mine development and pre-production expenditures together with estimates of expected future development expenditures using the units-of-production method based on its estimate of future life-of-mine production. Gasgoyne's estimate of future life-of-mine production includes proven and probable reserves plus a portion of resources which has not yet been converted to reserves but which Gasgoyne believes there is sufficient confidence that such resources will be converted to reserves after further delineation drilling. If a significant change in estimated future life-of-mine production occurs during the period, amortisation expense for that period is adjusted to reflect the change. Under U.S. GAAP, mine development and pre-production expenditures, excluding any provision for expected future development expenditures, are amortised using the units-of-production method based on published proven and probable reserves only. A significant change in proven and probable reserves is treated prospectively for amortisation purposes.

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED 30 JUNE 1994


32   U.S. GAAP RECONCILIATON (continued)

CONSOLIDATION AND EQUITY ACCOUNTING OF PILBARA MINES NL

In 1994 Gasgoyne consolidated its investment in Pilbara Mines NL ("Pilbara") of 38.1% and 36.8% respectively under Australian GAAP because Gasgoyne had the capacity to dominate the decision making in relation to the financial and operating policies of Pilbara in part because a majority of the directors of Pilbara were also directors of Gasgoyne during these years. Under U.S. GAAP, a controlling financial interest for consolidation purposes generally results from the ownership, directly or indirectly, of over 50% of the voting shares of another company. As a result, Pilbara has been deconsolidated for U.S. GAAP purposes from 1994 when Gasgoyne diluted its holding in this company from 100% to 35.57%.

Under U.S. GAAP, the equity method of accounting has been followed for the 36.8% investment in Pilbara in 1994 as Gasgoyne was considered to exercise significant influence over the operating and financial policies of Pilbara.

Summarized financial information of Pilbara Mines NL is as follows:

                                                           1994            1993
                                                             $               $
                                                        ----------      ----------
Condensed Profit and Loss Account information:

Operating revenue                                          184,035           -
Operating loss after income tax                           (150,053)          -

Condensed Balance Sheet information:

Current assets                                           9,848,256           1
Non-current assets                                       2,407,304           -
Current liabilities                                         87,540           -
Non-current liabilities                                          -           -
Shareholders equity                                     12,168,020           1
                                                        ----------      ----------

INCOME TAXES
Both Aust. GAAP and U.S. GAAP require the use of the liability method of accounting for income taxes. However, while there are differences in how the liability method is applied under U.S. GAAP and Aust. GAAP, these differences, as they relate to Gasgoyne, have not been significant.

INVESTMENTS
Gasgoyne carries investments in listed and unlisted securities at cost except that declines in market value judged to be other than temporary are recognised in determining operating profit. Under U.S. GAAP, Gasgoyne's investments would be classified as available-for-sale investments effective from 1 July 1993 upon adoption of Statement of Financial Accounting Standards (SFAS) No. 115 "Accounting for Certain Investments in Debt and Equity Securities" and would be carried at market value. Unrealised gains and losses on these investments are recorded as a separate component of shareholders' equity except that declines in market value judged to be other than temporary are recognised in determining net income. The cumulative effect as of 1 July 1993 on adoption of SFAS 115 was an increase in the opening balance of shareholders' equity by $620,494 (net of $305,616 in deferred income taxes) to reflect the net unrealised gains on securities classified as available-for-sale that were previously classified as held for investment and carried at cost.

DIVIDENDS
Gasgoyne retroactively records dividends declared after an accounting period has ended but before its financial statements are issued. Under U.S. GAAP, common stock dividends payable are recorded in the period in which they are declared.

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED 30 JUNE 1994


32   U.S. GAAP RECONCILIATON (continued)

PROFIT AND LOSS ACCOUNT RECONCILIATION
Reconciliation of consolidated profit and loss accounts determined in accordance with Aust. GAAP to profits under U.S. GAAP is as follows:

                                                                                 Year Ended     Year Ended
                                                                                30 June 1994   30 June 1993
                                                                                      $              $
                                                                                ------------   ------------

     Operating profit after income tax as reported under Aust GAAP                5,355,432      4,941,632

     Reconciliation to U.S. GAAP:
          Exploration expenditure (1)                                              (748,433)      (739,977)
          Prospectus issue costs (2)                                                 86,652         86,651
          Amortisation of option premium (3)                                       (875,000)             0
          Units of production depreciation (4)                                       58,789       (138,843)
          Equity method adjustment for investment in Pilbara Mines NL (5)          (112,216)             0
          Effect on deferred income tax of change in tax rate (7)                         0              0
          Tax effect of U.S. GAAP adjustments (8)                                   440,207        308,946
                                                                                  ---------      ---------
     Operating profit after income tax in accordance with U.S. GAAP               4,205,431      4,458,409
                                                                                  =========      =========

     Basic earnings per share in accordance with U.S. GAAP                             9.83          10.63
                                                                                  =========      =========

     Fully diluted earnings per share in accordance with U.S. GAAP                     9.83          10.63
                                                                                  =========      =========

                                                                                    As at          As at
                                                                                30 June 1994   30 June 1993
                                                                                      $              $
                                                                                ------------   ------------

     Shareholders' equity attributable to members of Gasgoyne Mines NL as
     reported under Aust. GAAP                                                   12,283,046      7,017,293

     Reconciliation to U.S. GAAP:
          Write-off of exploration expenditure (1)                               (2,716,643)    (1,968,210)
          Prospectus issue costs (2)                                               (166,082)      (252,734)
          Amortisation of option premium (3)                                       (875,000)             0
          Units of production depreciation (4)                                      (80,054)      (138,843)
          Adjustment to investment in Pilbara Mines NL (6)                          549,461              -
          Equity method adjustment for investment in Pilbara Mines NL (5)          (112,216)             0
          Effect on deferred income tax of change in tax rate (7)                         0              0
          Tax effect of U.S. GAAP adjustments (8)                                 1,266,467        826,260
          Unrealised gains on available-for-sale securities net of tax (9)           32,420              0
          Current Year dividend provided (10)                                     2,115,357      1,457,935
                                                                                 ----------      ---------
     Adjusted shareholders' equity according to U.S. GAAP                        12,296,756      6,941,701
                                                                                 ==========      =========

     (1) Under U.S. GAAP, exploration expenditures must be expensed as incurred. Capitalised exploration expenditures included in shareholders' equity at 1 July 1992 have also been adjusted against shareholders' equity in 1993.

     (2) Under U.S. GAAP, costs associated with raising equity are netted off against proceeds received in shareholders' equity. Capitalised prospectus costs included in shareholder' equity at 1 July 1992 have also been adjusted against shareholders' equity in 1993.

     (3) Under U.S. GAAP, premiums received from the sale of call option contracts are deferred and amortised over the contract period.

     (4) Under U.S. GAAP, units-of-production depreciation and amortisation is calculated using proven and probable reserves and changes in reserves are applied prospectively.

     (5) Under U.S. GAAP, earnings of investments in associated companies are accounted for using the equity method of accounting. Consolidated earnings of Pilbara attributable to members of Gasgoyne under Aust. GAAP have been reversed and Pilbara has been equity accounted after making appropriate U.S. GAAP adjustments to Pilbara's financial statements.

     (6) Under U.S. GAAP, the investment in Pilbara Mines NL has been adjusted after making appropriate U.S. GAAP adjustments within Pilbara's financial statements for (1), (2) and (5) differences.

     (7) Under U.S. GAAP, the effect of a change in tax rate is not recognised until the period in which it was enacted.

     (8) Represents the income tax effect resulting from (1) to (7) above.

     (9) Under U.S. GAAP, investments in available-for-sale listed and unlisted securities are recorded at market value.

     (10) Under U.S. GAAP, dividends payable are recorded in the period in which they are declared.

              NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS
                         FOR THE YEAR ENDED 30 JUNE 1994


33   RESTATEMENT OF FINANCIAL STATEMENTS

During the year ended 30 June 1994 Pilbara Mines NL raised $10,568,072 via a public issue of shares. This had the effect of diluting the company's interest in Pilbara Mines from 100% to 35.57%. An extraordinary gain of $2,680,513 (nil tax effect) was reported as income arising on dilution in the published 1994 financial statements.

Paragraph 31 of AASB 1024 "Consolidated Accounts" states that "...Where a subsidiary makes a new issue of capital, the only effect on the consolidated accounts will be an increase in the equity of the economic entity, to the extent that the issue of capital was subscribed by outside equity interests, and a corresponding increase in cash or other assets. The economic entity will not experience any movement in its retained profits or accumulated losses as a result of the capital issue..."

The gain should not, therefore, have been reported as income in the consolidated accounts. Rather, it represented the parent entity's interest in a post acquisition capital issue to outside equity interests of a controlled entity. The 1994 financial statements have been amended as follows to comply with AASB 1024:

- consolidated profit after tax for the year ended 30 June 1994 has been reduced by $2,680,513, reversing the extraordinary gain as reported;

- consolidated retained earnings as at 30 June 1994 have been reduced by $2,680,513;

- consolidated share capital attributable to the parent entity as at 30 June 1994 has increased by $2,680,513.

There is no effect on the reported net assets as at 30 June 1994.

INDEPENDENT AUDIT REPORT TO THE DIRECTORS OF COEUR d'ALENE MINES CORPORATION

SCOPE

We have audited the financial statements of Gasgoyne Gold Mines NL for the financial years ended 30 June 1994 and 1993. The financial statements include the consolidated accounts of the economic entity comprising the Company and the entities it controlled at the year end or from time to time during the financial year. The Company's directors are responsible for the financial statements. We have conducted an independent audit of these financial statements in order to express an opinion on them to the directors of Coeur d'Alene Mines Corporation.

For the reasons set out in note 33, the original financial statements for the year ended 30 June 1994 have been restated. We were not the auditor of the company at that time. We have however, audited the adjustments described in note 33 that were applied to restate the 1994 financial statements.

Our audit has been conducted in accordance with Australian Auditing Standards, which do not differ in any material respect from auditing standards generally accepted in the United States, to provide reasonable assurance as to whether the financial statements are free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial statements, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the financial statements are presented fairly in accordance with Australian accounting concepts and standards so as to present a view which is consistent with our understanding of the Company's and the economic entity's financial position, the results of their operations and their cash flows.

The audit opinion expressed in this report has been formed on the above basis.

AUDIT OPINION

In our opinion, the restated financial statements of Gasgoyne Gold Mines NL are properly drawn up:

     (a) so as to give a true and fair view of the state of affairs as at 30 June 1994 and 1993 and the profit and cash flows for each of the two financial years ended 30 June 1994 of the Company and the economic entity; and

     (b) in accordance with applicable Statement of accounting concepts and applicable Accounting Standards.

Accounting principles generally accepted in Australia vary in certain respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of consolidated operating profit for each of the two years ended 30 June 1994 and the determination of consolidated shareholders' equity attributable to shareholders of Gasgoyne Gold Mines NL as at 30 June 1994 and 1993 to the extent indicated in note 32 to the financial statements.




COOPERS & LYBRAND
Chartered Accountants




Perth, Western Australia
23 February 1998.

                 GASGOYNE GOLD MINES N.L. AND CONTROLLED ENTITY

                                  BALANCE SHEET
                              AS AT MARCH 31, 1996


                                                             Consolidated

                                                            ($ Australian)

             CURRENT ASSETS
             Cash                                               11,710,261
             Receivables                                           283,549
             Investments                                           988,764
             Inventories                                         3,148,703
             Other                                               1,075,983
                                                               -----------

             TOTAL CURRENT ASSETS                               17,207,260
                                                               -----------
             NON-CURRENT ASSETS
             Receivables                                         8,347,223
             Investments                                           626,079
             Property, plant and equipment                       6,887,072
             Intangibles                                           363,123
             Other                                              16,067,863
                                                               -----------

             TOTAL NON-CURRENT ASSETS                           32,291,360
                                                               -----------
             TOTAL ASSETS                                       49,498,620
                                                               -----------
             CURRENT LIABILITIES
             Accounts payable                                    4,181,160
             Borrowings                                          8,316,309
             Provisions                                          3,448,723
             Other                                                  82,570
                                                               -----------

             TOTAL CURRENT LIABILITIES                          16,028,762
                                                               -----------
             NON-CURRENT LIABILITIES
             Borrowings                                             55,702
             Provisions                                          1,745,688
             Other                                                 134,255
                                                               -----------

             TOTAL NON-CURRENT LIABILITIES                       1,935,645
                                                               -----------
             TOTAL LIABILITIES                                  17,964,407
                                                               -----------
             NET ASSETS                                         31,534,213
                                                               -----------
             SHAREHOLDERS' EQUITY
             Share capital                                       6,525,906
             Reserves                                           13,272,621
             Retained profits                                   11,735,676
                                                               -----------

             Shareholders' equity attributable to
               members of the chief entity                      31,534,213

             Outside equity interests in
               controlled entity                                         -
                                                               -----------
             TOTAL SHAREHOLDERS' EQUITY                         31,534,213
                                                               ===========


The above balance sheet should be read in conjunction with the accompanying notes.

                 GASGOYNE GOLD MINES N.L. AND CONTROLLED ENTITY

                             PROFIT AND LOSS ACCOUNT
           FOR THE NINE MONTHS ENDED MARCH 31, 1996 AND MARCH 31, 1995


                                                                 Consolidated
                                                        -------------------------------------
                                                               1996                 1995
                                                        ($  Australian)        ($ Australian)
                                                        ---------------        --------------

Sales Revenue                                               25,145,705            23,443,091
Other Revenue                                                1,775,779               598,600
                                                           -----------           -----------

Total Operating Revenue                                    $26,921,484           $24,041,691
                                                           ===========           ===========

Operating profit before abnormal items
 and income tax                                              8,566,261             9,542,991

Abnormal items before income tax                            (2,354,740)
                                                           -----------           -----------
Operating profit before income tax                           6,211,521             9,542,991

Income tax attributable to operating
  profit                                                     3,316,998             3,519,145
                                                           -----------           -----------

Operating profit after income tax                            2,894,523             6,023,846

Outside equity interests in operating
  profit after income tax                                      (68,216)             (273,218)
                                                           -----------           -----------

Operating profit after income tax
  attributable to members of the
  Chief Entity                                               2,962,739             6,297,064

Retained profits at the beginning
  of the reporting period                                    9,071,348             5,216,974
                                                           -----------           -----------

Total available for appropriation                           12,034,087            11,514,038

Dividends provided for or paid                                 298,401             2,211,206
                                                           -----------           -----------

Retained profits at the end of the
  reporting period                                         $11,735,686           $ 9,302,832
                                                           ===========           ===========


The above profit and loss account should be read in conjunction with the accompanying notes.

                 GASGOYNE GOLD MINES N.L. AND CONTROLLED ENTITY

                       CONDENSED STATEMENTS OF CASH FLOWS
           FOR THE NINE MONTHS ENDED MARCH 31, 1996 AND MARCH 31, 1995


                                                        Consolidated
                                              ----------------------------------
                                                    1996               1995
                                              ($ Australian)      ($ Australian)
                                              --------------      --------------

Net cash provided by operating activities         5,857,651          9,918,064
                                                -----------        -----------

Net cash used in investing activities           (14,388,354)        (8,692,862)
                                                -----------        -----------

Net cash used in financing activities             8,511,112         (1,121,546)
                                                -----------        -----------

Net increase (decrease) in cash held                (19,591)           103,656
Cash at beginning of the reporting period        11,729,852         12,159,398
                                                -----------        -----------

Cash at the end of the reporting period          11,710,261         12,263,054
                                                ===========        ===========


The above statement of cash flows should be read in conjunction with the accompanying notes.

NOTE TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

RECONCILIATION TO U.S. GAAP

Financial statements in the United States are prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"). In Australia, financial statements are prepared in accordance with accounting standards issued by the Australian Accounting Standards Board ("Aust. GAAP") which are codified in Australian Corporations Law.

The principle differences between U.S. GAAP and Aust. GAAP as they relate to the Company are summarized below:

EXPLORATION EXPENDITURES

Gasgoyne defers ongoing exploration expenditure until the viability of a project is determined. If a decision is made to proceed with a project, the expenditures are amortized over the life of the mine. If a decision is made to abandon a project, the expenditures are written off at the time of such determination. Under U.S. GAAP, exploration expenditures incurred prior to the entry of the mine site development stage are expensed as incurred. A mine generally enters this stage when a decision is made to develop the site based on completion of a favorable feasibility study. Following completion of a favorable feasibility study, pre-production exploration expenditures are capitalized and amortized using the units-of-production method based on proven and probable reserves.

PROSPECTUS ISSUE COSTS

Gasgoyne capitalizes prospectus costs incurred in raising equity and amortizes them over five years. Under U.S. GAAP, costs associated with raising equity are offset against the proceeds obtained from the offering.

OPTION PREMIUMS ON GOLD CALL OPTIONS

In 1994, the Company recognized income of $1,000,000 for premiums received on the sale of a gold call option contract. Under U.S. GAAP, the premiums received on the call option would be deferred and recognized over the contract period. In addition, the gold call option would be marked to market to the extent that any losses were expected to be incurred under this option contract.

NOTE TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

UNITS OF PRODUCTION DEPRECIATION AND AMORTIZATION

Gasgoyne amortizes mine development and pre-production expenditures together with estimates of expected future development expenditures using the units-of-production method based on its estimate of future life of mine production. Gasgoyne's estimate of future life-of-mine production includes proven and probable reserves plus a portion of resources which has not yet been converted to reserves but which Gasgoyne believes there is sufficient confidence that such resources will be converted to reserves after further delineation drilling. If a significant change in estimated future life-of-mine production occurs during the period, amortization expense for that period is adjusted to reflect the change. Under US GAAP, mine development expenditures are amortized using the units-of-production method based on published proven and probable reserves only. A significant change in proven and probable reserves is treated prospectively for amortization purposes.

CONSOLIDATION AND EQUITY ACCOUNTING OF PILBARA MINES NL

In 1995 and 1994, Gasgoyne consolidated its investment in Pilbara Mines NL ("Pilbara") of 38.1% and 36.8%, respectively, under Australian GAAP because Gasgoyne had the capacity to dominate the decision making in relation to the financial and operating policies of Pilbara in part because a majority of the directors of Pilbara were also directors of Gasgoyne during these years. Under U.S. GAAP, a controlling financial interest for consolidation purposes generally results from the ownership, directly or indirectly, of over 50% of the voting shares of another company. As a result, Pilbara has been deconsolidated for U.S. GAAP purposes from 1994 when Gasgoyne diluted its holding in this company from 100% to %35.57%.

Under U.S. GAAP, the equity method of accounting would be followed for the 38.1% and 36.8% investment in Pilbara in 1995 and 1994, respectively.

In September 1995, the Company issued stock to acquire the outside equity interest of Pilbara Mines N.L. Under Australian GAAP, acquisition costs are expensed as incurred. While under U.S. GAAP, acquisition costs are capitalized as part of the purchase price.

INCOME TAXES

Both Aust. GAAP and U.S. GAAP require the use of the liability method of accounting for income taxes. However, while there are differences in how the liability method is applied under U.S. GAAP and Aust. GAAP, these differences, as they relate to the Company, have not been significant.

At June 30, 1995, the Company restated its deferred tax balances in accordance with Aust. GAAP to reflect the increase in Australian tax rate from 33% to 36% announced by the Australian Treasurer in Parliament on May 19, 1995. The new tax legislation was effective from May 19, 1995 but did not receive royal assent until July 27, 1995. Under U.S. GAAP, the effect of a change in tax rate is not recognized until the period in which it was enacted.

NOTE TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

INVESTMENTS

Gasgoyne carries investments in listed and unlisted securities at cost except that declines in market value judged to be other than temporary are recognized in determining operating profit. Under U.S. GAAP, Gasgoyne's investments would be classified as available-for-sale investments effective from July 1, 1993 upon adoption of Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115) and would be carried at market value. Unrealized gains and losses on these investments are recorded as a separate component of shareholders' equity except that declines in market value judged to be other than temporary are recognized in determining net income. The cumulative effect as of July 1, 1993 on adoption of SFAS 115 would be an increase in the opening balance of shareholders' equity by $624,494 (Net of $305,616 in deferred income taxes) to reflect the net unrealized gains on securities classified as available-for-sale that were previously classified as held for investment and carried at cost.

DIVIDENDS

Gasgoyne retroactively records dividends declared after an accounting period has ended but before its financial statements are issued. Under U.S. GAAP, common stock dividends payable are recorded in the period in which they are declared.

PROFIT AND LOSS ACCOUNT RECONCILIATION

Reconciliation of consolidated profit and loss accounts determined in accordance with Aust. GAAP to profits under U.S. GAAP is as follows:

                                                                     Nine Months Ended
                                                                          March 31
                                                            -----------------------------------
                                                                 1996                 1995
                                                            --------------       --------------
                                                            ($ Australian)       ($ Australian)
Operating profit after income tax as
reported under Australian GAAP                                $ 2,962,739           $6,297,064

Reconciliation to U.S. GAAP
   Pilbara acquisition expense (11)                               312,963
   Exploration expenditures (1)                                (3,863,291)            (625,019)
   Prospectus issue costs (2)                                      64,988               64,988
   Amortization of option premium (3)                             375,000              375,000
   Units of production depreciation (4)                           (63,750)             (62,709)
   Accounting for Pilbara Mines NL (5),(6)                        137,388             (104,333)
   Effect on deferred income tax of change
     in tax rate (7)                                             (173,262)
   Tax effect of U.S. GAAP adjustments (8)                      1,333,353               81,754
                                                              -----------           ----------
Operating profit after income tax in accordance
  with U.S. GAAP                                              $ 1,086,128           $6,026,745
                                                              ===========           ==========

NOTE TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

RECONCILIATION OF SHAREHOLDERS' EQUITY


                                                                    Nine Months Ended
                                                                          March 31
                                                              --------------------------------
                                                                   1996              1995
                                                              --------------    --------------
Shareholders' equity attributable to members                  ($ Australian)    ($ Australian)
  of Gasgoyne Gold Mines NL as reported under
  Australian GAAP                                             $31,534,213          $12,688,981


      Pilbara acquisition costs (10)                              312,963
      Write-off of capitalized exploration
        expenditure (1)                                        (7,413,293)          (3,341,662)
      Prospectus issue costs (2)                                  (14,443)            (101,098)
      Amortization of option premium (3)                                              (500,000)
      Units of production depreciation (4)                       (227,416)            (142,763)
      Equity accounting for investment
        in Pilbara Mines NL (5)                                                       (216,549)
      Adjustment to investment in Pilbara
        Mines NL (6)                                              (113,810)            549,461
      Tax effect of U.S. GAAP adjustments (8)                    2,708,826           1,371,846
      Unrealized gains on available-for-sale
        securities net of tax (9)                                                       80,353
                                                               -----------         -----------


      Adjusted shareholders' equity according to
      U.S. GAAP                                                $26,787,040         $10,388,569
                                                               ===========         ===========

(1) Under U.S. GAAP, exploration expenditures must be expensed as incurred. Capitalized exploration expenditures included in shareholders' equity at July 1, 1992 have also been adjusted against shareholders' equity.

(2) Under U.S. GAAP, costs associated with raising equity are offset against proceeds received in shareholders' equity. Capitalized prospectus costs included in shareholders' equity at July 1, 1992 have also been adjusted against shareholders' equity in 1993.

(3) Under U.S. GAAP, premiums received from the sale of call option contracts are deferred and amortized over the contract period.


(4) Under U.S. GAAP, units-of-production depreciation and amortization is calculated using proven and probable reserves and changes in reserves are applied prospectively.

NOTE TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


(5) Under U.S. GAAP, earnings of investments in associated companies are accounted for using the equity method of accounting. Consolidated earnings of Pilbara attributable to members of Gasgoyne under Australian GAAP have been reversed and Pilbara has been equity accounted after making appropriate U.S. GAAP adjustments to Pilbara's financial statements.

(6) Under U.S. GAAP, the investment of Pilbara Mines NL has been adjusted after making appropriate U.S. GAAP adjustments within Pilbara financial statements for (1), (2) and (5) differences.

(7) Under U.S. GAAP, the effect of a change in tax rate is not recognized until the period in which it was enacted.

(8)  Represents the income tax effect resulting from (1) to (8) above.

(9) Under U.S. GAAP, investments in available-for-sale listed securities are recorded at market value.

(10) Gasgoyne acquired the outside equity interests of Pilbara Mines NL, bringing its total ownership to 100%. Under U.S. GAAP, acquisition costs are capitalized.

Unaudited Pro Forma Consolidated Financial Statements (In U.S. Dollars)

     The historical balance sheet and income statement information, included in the Coeur pro forma financial information that follows, has been adjusted "as if" the transaction, that occurred after the date of this historical information, had occurred at the date of the historical information. This pro forma information is intended to help readers understand the impact of the transaction by showing how the transaction might have affected the historical financial statements. The following Pro Forma Consolidated Balance Sheet as of March 31, 1996, and Pro Forma Consolidated Statements of Operations of Coeur for the three months ended March 31, 1996, and for the year ended December 31, 1995, give effect to the acquisition of the outstanding shares of Gasgoyne acquired by Coeur. The pro forma information is based on the historical financial statements of Coeur giving effect to the acquisition of shares of Gasgoyne and the assumptions and adjustments in the accompanying notes to the Pro Forma Financial Statements.

     Gasgoyne's net income for the twelve month period ended December 31, 1995, decreased by US$2.0 million (A$2.7 million) or 31%, as compared to the twelve month period ended June 30, 1995. The decrease is primarily due to a decrease in gold production at the Yilgarn mine, which reflects the mines transition from an open pit to an underground mining operation. Coeur believes that the reduced level of net income in 1995 is not indicative of the results to be achieved during the remainder of 1996 because the mine successfully completed the transition to an underground mine during the first quarter of 1996.

     The Pro Forma Consolidated Financial Statements have been prepared by the Company's management based on the historical financial statements of the Company. These Pro Forma Financial Statements may not be indicative of the results that actually would have occurred if the acquisition of shares had been in effect on the dates indicated or which may be obtained in the future. The Pro Forma Financial Statements should be read in conjunction with the historical financial statements and notes herein of Coeur an Gasgoyne for the periods covered.

                                                                       UNAUDITED


             COEUR D'ALENE MINES CORPORATION PRO FORMA BALANCE SHEET

                                                             March 31, 1996
                                            ---------------------------------------------------
ASSETS (In thousands and U.S. dollars)
                                            Historical                Pro Forma       Pro Forma
                                              Balance     Note       Adjustments       Balances
                                            ----------    ----       -----------      ---------
CURRENT ASSETS
  Cash and cash equivalents                 $ 83,918       (D)         $18,968         $ 83,918
                                                           (B)        ($18,968)
  Funds held in escrow                         2,271                                      2,271
  Short term investments                      98,122                                     98,122
  Receivables                                 21,459                                     21,459
  Inventories                                 29,432                                     29,432
                                            --------                  ---------        --------
Total Current Assets                         235,202                         0          235,202

PROPERTY, PLANT AND EQUIPMENT
  Property, plant and equipment(net)          83,803                                     83,803

MINING PROPERTIES
  Operational mining properties(net)         119,436                                    119,436
  Developmental properties                   110,908                                    110,908
                                            --------                  ---------        --------
                                             230,344                                    230,344
OTHER ASSETS
  Notes receivable                             5,000                                      5,000
  Debt issuance costs, net of
   accumulated amortization                    4,548                                      4,548
  Marketable securities                       18,137                                     18,137
  Investment in unconsolidated
   affiliate                                               (B)          46,869
                                                           (B),(C)        (142)          46,727
  Other                                        1,487                                      1,487
                                            --------                  --------         --------
Total                                         29,172                    46,727           75,899
                                            --------                  --------         --------
                                            $578,521                  $ 46,727         $625,248
                                            ========                  ========         ========


See notes to unaudited Pro Forma Consolidated Financial Statements.

                                                                       UNAUDITED


             COEUR D'ALENE MINES CORPORATION PRO FORMA BALANCE SHEET


LIABILITIES AND SHAREHOLDERS                                  March 31, 1996
                                            ---------------------------------------------------
  EQUITY (In thousands)                     Historical                Pro Forma       Pro Forma
                                              Balance     Note       Adjustments       Balances
                                            ----------    ----       -----------      ---------
CURRENT LIABILITIES
  Accounts payable - trade                  $  3,434                                   $  3,434
  Accrued liabilities                          7,207                                      7,207
  Accrued interest                             3,624       (D)            349             3,973
  Accrued salaries & wages                     3,959                                      3,959
  Cash dividends payable                       3,071                                      3,071
  Current portion of obligations under
   capital leases                              1,659                                      1,659
                                           ---------                  -------          --------
Total Current Liabilities                   $ 22,954                      349          $ 23,303

OTHER LIABILITIES

  Subordinated Convertible bonds
    payable - 6%                              50,000                                     50,000
  Subordinated Convertible bonds
    payable - 6.375%                         100,000                                    100,000
  Limited recourse project financing          24,000                                     24,000
  Bank loan payable                                        (D)         18,997            18,997
  Deferred taxes                               1,399       (E)           (287)            1,112
  Other LT Liability                           9,695                                      9,695
                                           ---------                  -------          --------
Total Long Term Liabilities                 $185,094                   18,710          $203,804

SHAREHOLDERS' EQUITY

  Common stock par value $1.00 per
    share - authorized 60,000,000
    shares, issued 21,524,093
    including 1,059,211 shares held
    in treasury)                              21,524       (B)          1,420            22,944
  Preferred stock, par value $1.00 per
    share - authorized 10,000,000
    shares, issued 6,588,235                   6,588                                      6,588
  Capital Surplus                            372,090       (B)         26,452           398,542
  Accumulated deficit                        (15,756)                    (204)          (15,960)
  Repurchased and nonvested shares           (13,244)                                   (13,244)
  Unrealized gains(losses) on
   securities                                   (729)                                      (729)
                                           ---------                  -------          --------
Total Stockholders Equity                    370,473                   27,668           398,141
                                           ---------                  -------          --------
Total Liabilities & Equity                  $578,521                  $46,727          $625,248
                                           =========                  =======          ========


See notes to unaudited Pro Forma Consolidated Financial Statements.

                                                                       UNAUDITED


        COEUR D'ALENE MINES CORPORATION PRO FORMA STATEMENT OF OPERATIONS

                                              For the three month period ended March 31, 1996
                                            ---------------------------------------------------
ASSETS (In thousands)                       Historical                Pro Forma       Pro Forma
                                              Balance      Note      Adjustments       Balances
                                            ----------     ----      -----------      ---------
INCOME
  From mine operations:
    Sale of concentrates
      and dore'                             $  22,609                                  $ 22,609
    Less cost of operations                    19,596                                    19,596
                                            ----------                ---------        --------
       Gross Profits                            3,013                                     3,013

OTHER INCOME
  Interest and other                            1,931                                     1,931
  Income from unconsolidated
   affiliate                                               (B), (C)       (142)            (142)
                                            ----------                ---------        ---------
Sub-Total                                       1,931                     (142)           1,789
                                            ----------                ---------        --------
Total Income                                    4,944                     (142)           4,802

EXPENSES
  Administration                                1,088                                     1,088
  Accounting and legal                            274                                       274
  General corporate                             1,650                                     1,650
  Interest                                        684      (D)             349            1,033
  Mining exploration                            1,039                                     1,039
                                            ----------                ---------        --------
Idle facilities
Total Expenses                                  4,735                      349            5,084
                                            ----------                ---------        --------

Net Income (loss) from continuing
  operations before income taxes                  209                     (491)            (282)
  (Provision) benefit for income
  taxes                                           (76)     (E)             287              211
                                            ----------                --------         --------
Net Income (loss) from continuing           $     133                 $    204         $    (71)
  operations                                ==========                =========        =========


Earnings per Share Data:
Weighted average number of
  shares of Common Stock
  and equivalents used in
  calculation                                 20,502                                     21,922
                                            =========                                  ========

Net Income (loss) from continuing           $    .01                                   $    .00
  operations                                ========                                   ========


See notes to unaudited Pro Forma Consolidated Financial Statements.

                                                                       UNAUDITED


        COEUR D'ALENE MINES CORPORATION PRO FORMA STATEMENT OF OPERATIONS


                                                   For the year ended December 31, 1995
                                            ---------------------------------------------------
ASSETS (In thousands)                       Historical                Pro Forma       Pro Forma
                                              Balance     Note       Adjustments       Balances
                                            ----------    ----       -----------      ---------
INCOME
  From mine operations:
    Sale of concentrates
      and dore'                             $  89,239                                  $ 89,239
    Less cost of operations                    72,210                                    72,210
                                            ----------                                 --------
       Gross Profits                           17,029                                    17,029

OTHER INCOME
  Interest and other                            9,504                                     9,504
  Loss from unconsolidated                                             $
   affiliate                                               (B),(C)        (548)            (548)
                                            ----------                ---------        ---------
Sub-Total                                       9,504                     (548)           8,956
                                            ----------                ---------        --------
Total Income                                   26,533                     (548)          25,985

EXPENSES
  Administration                                3,677                                     3,677
  Accounting and legal                          1,626                                     1,626
  General corporate                             6,207                                     6,207
  Interest                                      9,746      (D)           1,395           11,141
  Mining exploration                            4,854                                     4,854
  Idle facilities                               1,481                                     1,481
                                            ----------                ---------        --------
Total Expenses                                 27,591                    1,395           28,986
                                            ----------                ---------        --------

Net loss from continuing
  operations before income taxes               (1,058)                  (1,943)          (3,001)
(Provision) benefit for income
  taxes                                           200      (E)            (600)            (400)
                                            ----------                ---------        ---------
Net loss from continuing                    $                        $                $
  operations                                   (1,258)                  (1,343)          (2,601)
                                            =========                 =========        =========

Earnings per Share Data:
Weighted average number of
  shares of Common Stock
  and equivalents used in
  calculation                                 15,888                                     16,998
                                            =========                                  ========

Income(loss)from continuing
  operations                                $   (.08)                                  $   (.15)
                                            =========                                  =========


See notes to unaudited Pro Forma Consolidated Financial Statements.

Notes to the Unaudited Pro Forma Consolidated Financial Statements

Note A:

The historical balance sheet and income statement information, included in the pro forma financial information preceding these notes, have been adjusted "as if" the transaction, that occurred after the date of this historical information, had occurred at the beginning of the period presented. This pro forma information is intended to help readers understand the impact of the transaction by showing how it might have affected the historical financial statements. The Pro Forma Consolidated Balance Sheet as of March 31, 1996, includes the effects of events that are directly attributable to the acquisition of Gasgoyne. The Pro Forma Consolidated Statements of Operations assume the acquisition had occurred as of the beginning of the period covered and include the effects of events that are directly attributable to the acquisition.

The effective date of closing of the Gasgoyne transaction was April 17, 1996. Coeur's offer to acquire outstanding shares of Gasgoyne from the holders thereof, on a basis of seven shares of Coeur common stock plus A$96 in exchange for each 100 Gasgoyne shares, expired on April 17, 1996.

Note B:

The Company's investment in Gasgoyne is accounted for by the Equity Method. An analysis of this investment as of the beginning of the periods presented, is as follows:


                                                           3/31/96           12/31/95
                                                         -----------       -----------
Investment in Gasgoyne prior to April 17, 1996,
  acquisition transaction                                $    14,397       $    14,397
Acquisition transaction:
    Cash Paid                                             15,699,782        15,699,782
    Fair market value of Coeur common stock issued        27,886,297        27,886,297
    Acquisition Costs                                      3,268,494         3,268,494
                                                         -----------       -----------
    Investment in Gasgoyne                                46,868,970        46,868,970

Equity in Earnings of Gasgoyne for periods
  presented                                                  304,370         1,546,615
Less amortization of the excess of cost of
  the acquisition over the underlying equity
  in the net assets of Gasgoyne                              446,077         2,094,690
                                                         -----------       -----------
Net carrying value of investment                         $46,727,263       $46,320,895
                                                         ===========       ===========

Average exchange rates used for the three months ended March 31, 1996 is US$.76 and US$.74 for the twelve months ended December 31, 1995.

Coeur has excluded its share of non-recurring expenses of $125,136 and $119,946, respectively, attributed to Gasgoyne's net income related to the costs incurred in connection with the acquisition.

Note C:

The excess cost of the investment over the underlying equity in the net assets of

Gasgoyne is estimated to be 48.1 million at December 31, 1995 and has been paid based on the potential value of Gasgoyne's mining properties. Coeur is currently amortizing the excess cost by the unit-of-production method over the estimated total reserves. Approximately $446,000 and $2,095,000 was amortized for the periods ended March 31, 1996, and December 31, 1995, respectively.

Note D:

The cash portion of the acquisition costs was financed by a loan facility provided by Rothschild Australia Limited and provides for a maximum of $50 million of borrowings at an annual interest rate equal to LIBOR plus 1.5%. The interest rate used for the calculation of pro forma interest is 7.344% . The loan is collateralized by Coeur's shareholding in Gasgoyne. The agreement also contains certain financial covenants pertaining to Coeur. The pro forma's reflect the adjustment for the interest that would have been incurred on this debt for the respective periods presented.

Note E:

Income tax effects on the pro forma income are calculated based on Coeur's tax rate of 36% applicable to Federal and State income taxes adjusted for Coeur's ability to utilize net operating loss carryforwards in 1995. The tax provision is further determined on the basis that Coeur's equity in earnings of Gasgoyne is permanently invested in Australia.